UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INVESTVIEW, INC.

(Exact name of registrant as specified in its charter)

Nevada	7389	87-0369205
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12 South 400 West, Salt Lake City, UT 84101

Telephone 888-217-8720

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Ryan Smith, Chief Executive Officer

InvestView, Inc.

12 South 400 West, Salt Lake City, UT 84101

Telephone: 888-217-8720

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Kevin C. Timken

Michael Best & Friedrich LLP

170 South Main Street, Suite 1000, Salt Lake City, UT 84101

Telephone: 385-695-6450

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
	Amount to be		Offering Price per	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Registered(1)(2)		Share(2)(3)	Aggregate Offering Price	Registration Fee

Common stock, $0.001 par value	20,000,000		$0.07	$1,400,000	$174.30
Common stock, $0.001 par value	75,702,075	(4)	$0.07	$5,299,145	$659.74
	95,702,075			$6,699,145	$834.04

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling stockholders, as defined in the accompanying prospectus.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of $0.067 per share for the issuer’s common stock on January 8, 2018, as reported on the OTCQB tier of the OTC Markets Group.
(4)	The shares of our common stock being registered hereunder are being registered for resale by YAII PN, Ltd., in accordance with the terms of our Standby Equity Distribution Agreement with YAII PN. The number of shares of stock registered hereunder represents: (a) 4,273,504 shares issued to YAII PN as a commitment fee; and (b) a good–faith estimate of the number of our shares of common stock issuable under that agreement. Should the number of shares being registered be an insufficient number to fully use the credit facility, we will not rely on Rule 416, but will file a new registration statement to cover the resale of such additional shares.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated January 11, 2018

The information contained in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

INVESTVIEW, INC.

95,702,075 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 95,702,075 shares of the common stock of InvestView, Inc., a Nevada corporation (“InvestView”), that may be issued pursuant to the Securities Purchase Agreement that we entered into with D-Beta One EQ, Ltd., which we refer to in this prospectus as the “SPA,” and the Standby Equity Distribution Agreement that we entered into with YAII PN, Ltd., which we refer to in this prospectus as the “SEDA.” Please refer to the sections of this prospectus entitled “The Equity Purchase Transactions” for descriptions of the SPA and SEDA and “Selling Stockholders” for additional information regarding the selling stockholders.

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling stockholders. We will, however, receive proceeds from the sale of securities under the SPA and SEDA.

YAII PN, Ltd. is an “underwriter” within the meaning of the Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The selling stockholders may offer and sell from time to time common stock using this prospectus in transactions:

●	on the OTC Markets or otherwise;

●	at market prices, which may vary during the offering period, or at negotiated prices; and

●	in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, or otherwise.

See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to the registration statement that includes this prospectus. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The selling stockholders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions relating to the sale of the shares. We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the sale of the shares.

Our common stock is quoted on the OTCQB tier of the OTC Markets under the symbol “INVU.” On January 10, 2018, the last reported sale price of our common stock was $0.0651.

An investment in our shares involves certain risks. We urge you to read the “Risk Factors” section beginning on page 5 and the remainder of this prospectus before making an investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We have not authorized any underwriters, brokers, or dealers to make an offer of the securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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PROSPECTUS SUMMARY

This prospectus summary contains an overview of the information from this prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our common stock, information about our business, and financial data. We encourage you to read this prospectus, including the “Risk Factors” section beginning on page 5, in its entirety before making an investing decision. You should read this prospectus together with additional information described below under the heading “Where You Can Find Additional Information.” As used in this prospectus, the terms “we,” “us,” and “our” refer to InvestView, Inc., a corporation organized under the laws of the state of Nevada, including its subsidiaries, and our predecessors and subsidiaries, unless the context indicates a different meaning.

Our Business

We provide education, and technology designed to assist individuals in successfully navigating the financial markets. Our services include research, newsletter alerts, and live education rooms that provide instruction on the subjects of equities, options, forex, exchange-traded funds, binary options, and crowdfunding. In addition to tools and research, we offer education and technology applications to assist individuals in debt reduction, increased savings, budgeting, and proper tax expense management. Most recently, we have added cryptocurrency education and access to mining services.

Each product subscription includes a core set of tools/research, along with the personal finance management suite, to provide an individual complete access to the information necessary to cultivate and manage his or her financial situation. Four packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

Our Address

Our principal executive offices are located at 12 South 400 West, Salt Lake City, UT 84101, and our telephone number is 888-217-8720.

The Offering

This prospectus relates to the resale of up to 20,000,000 shares of our common stock by D-Beta One EQ, Ltd., and up to 75,702,075 shares of our common stock to YAII PN, Ltd., together, the selling stockholders.

On December 6, 2017, we entered into the SPA and a Registration Rights Agreement with D-Beta One EQ, Ltd., a Cayman Islands entity, and the SEDA with YAII PN, Ltd., a Cayman Islands entity. Although D-Beta One EQ and YAII PN are affiliates of each other, they are not our affiliates. The Registration Rights Agreement requires us to file a registration statement registering D-Beta One EQ’s resale of the shares within 60 calendar days.

Under the terms of the SPA with D-Beta One EQ, we agreed to sell 20,000,000 shares of our common stock for $650,000, or $0.0325 per share. Ten million shares were delivered at closing for $325,000, with the other ten million shares will be delivered when we have successfully increased our authorized shares and filed the registration statement of which this prospectus is a part. If all 20 million shares offered were sold, they would represent 1% of the total number of shares of our common stock outstanding and 2% of the total number of outstanding shares held by nonaffiliates as of the date of this prospectus.

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Under the SEDA, YAII PN agreed to purchase up to $5.0 million of our common stock at our request during the 36 months following the date of the agreement and 71,428,571 shares of our common stock are being offered for resale under this prospectus. The shares will be purchased at 87.5% of the lowest daily volume weighted average price of the common stock in the five consecutive trading days immediately following our delivery of an advance notice to YAII PN to purchase the shares and are subject to certain limitations, including that YAII PN cannot purchase any shares that would result in it owning more than 4.99% of our common stock. We paid a commitment fee of 4,273,504 shares upon signing of the agreement, and the resale of those shares is also included in this prospectus. We will control the timing and amount of any of our sales of our common stock to YAII PN. We may, at any time in our sole discretion, terminate the SEDA without fee, penalty, or cost upon prior written notice. If all of the 75,702,075 shares offered by YAII PN under this prospectus were sold, they would represent 3.8% of the total number of shares of our common stock outstanding and 7% of the total number of outstanding shares held by nonaffiliates as of the date of this prospectus. If we elect to issue and sell more than the 75,702,075 shares offered under this prospectus to YAII PN, we must first register for resale any such additional shares under the Securities Act. The number of shares ultimately offered for resale by YAII PN is dependent upon the number of shares we sell to it under the SEDA, which in turn is a function of the market price for our common stock at the time of sale.

If all 95.7 million shares offered were sold, they would represent 4.7% of the total number of shares of our common stock outstanding and 9% of the total number of outstanding shares held by nonaffiliates as of the date of this prospectus.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuances. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any issuances to D-Beta One EQ and YAII PN.

Securities Offered

Common stock offered by the selling stockholders:	20 million shares owned by D-Beta One EQ, 4,273,504 shares issued to YAII PN as a commitment fee, and up to 71,428,571 shares that we may sell to YAII PN under the SEDA, for a total of 95,702,075 shares of our common stock

Common stock outstanding before the offering:	1,937,222,114 shares

Common stock to be outstanding after giving effect to the issuance of the offered shares registered hereunder:	2,072,222,114 shares

Shares issuable upon exercise of outstanding options and warrants:	The total number of shares of our common stock outstanding before the offering and to be outstanding after giving effect to the issuance of 95,702,075 shares registered hereunder, excludes about 35,000 shares of common stock reserved for the exercise of outstanding options and 6,534,810 shares issuable on the exercise of outstanding options and warrants.

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders in this offering. However, we may receive up to $5.0 million from sales of shares to YAII PN under the SEDA and an additional $325,000 from the sale of shares to D-Beta One EQ under the SPA. Any proceeds that we receive from sales to YAII PN under the SEDA will be used to further develop our products, reduce current liabilities, and fund general corporate purposes. See “Use of Proceeds.”

Risk factors:	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets (OTCQB) symbol:	INVU

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FORWARD-LOOKING STATEMENTS

This prospectus contains statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by the use of the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. Statements that describe our future strategic goals, plans, objectives, and predictions are also forward-looking statements. This prospectus contains forward-looking statements relating to future products or product development; future selling, general and administrative costs and research and development spending; future performance of our network marketing efforts; our expectations regarding ongoing litigation; international growth; and future financial performance, results of operations, capital expenditures, and sufficiency of capital resources to fund our operating requirements.

This forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include those relating to:

●	noncompliance by our independent distributors with applicable legal requirements or our policies and procedures;

●	potential adverse effects on our business and stock price due to ineffective internal controls over financial reporting;

●	inability to manage financial reporting and internal control systems and processes;

●	inability to properly motivate and manage our independent distributors;

●	inability to manage existing markets, open new international markets, or expand our operations;

●	inability of new products to gain distributor or market acceptance;

●	inability to execute our product launch process due to increased pressure on our supply chain, information systems, and management;

●	disruptions in our information technology systems;

●	inability to protect against cyber security risks and to maintain the integrity of data;

●	international trade or foreign exchange restrictions, increased tariffs, foreign currency exchange fluctuations;

●	deterioration of global economic conditions;

●	inability to raise additional capital if needed;

●	inability to retain independent distributors or to attract new independent distributors on an ongoing basis;

●	government regulations on direct selling activities in our various markets prohibiting or severely restricting our business;

●	unfavorable publicity on our business or products;

●	a finding that our direct selling program is not in compliance with current or newly adopted laws or regulations in various markets;

●	expensive and time-consuming legal proceedings;

●	potential for investigatory and enforcement action by the Federal Trade Commission;

●	failure to comply with anti-corruption laws;

●	inability to build and integrate our management team could harm our business;

●	loss of, or inability to attract, key personnel;

●	unexpected tax or other assessments relating to the activity of our independent distributors;

●	economic, political, foreign exchange, and other risks associated with international operations; and

●	volatility of the market price of our common stock.

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Any forward-looking statements, including those regarding our or our management’s current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results or events and involve risks and uncertainties, such as those discussed in this prospectus.

The forward-looking statements in this prospectus are based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those we now assume or anticipate. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors discussed in this prospectus. These cautionary statements are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus. Any forward-looking statements are made only as of the date of this prospectus, and we assume no obligation to update forward-looking statements to reflect subsequent events or circumstances.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our securities. Any of the risks we describe below could adversely affect our business, financial condition, operating results, or prospects. The market prices for our securities could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes.

Risks Related to our Business

We have a limited operating history, and therefore, there is a high risk of potential business failure unless we can overcome the various obstacles inherent to an early stage business.

We have only limited prior business operations. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. Investors should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its early stage, many of which are beyond our control, including unanticipated research and development expenses, employment costs, and administrative expenses. We cannot assure our investors that our proposed business plans as described herein will materialize or prove successful, or that we will be able to finalize development of our products or operate profitably.

We have incurred substantial operating losses since inception, and we may never achieve profitability.

Through September 30, 2017, we have incurred cumulative losses of $11,095,620, recorded net losses from operations of $5,941,233 for the six months ended September 30, 2017, and our cash balance on September 30, 2017 was $1,920. Accordingly, we cannot assure that we will achieve profitability in the immediate future or at all.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

In their audit opinion issued in connection with our consolidated balance sheet as of March 31, 2017, and our related consolidated statements of operations, deficiency in stockholders’ equity, and cash flows for the year ended March 31, 2017, our auditors have expressed substantial doubt about our ability to continue as a going concern given our recurring net losses, negative cash flows from operations, and the limited amount of funds on our balance sheet. We have prepared our consolidated financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue in existence. This could make it more difficult to raise capital in the future.

We may not be able to manage our growth effectively, which could slow or prevent our ability to achieve profitability.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our internal resources and delay or prevent our efforts to achieve profitability. We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure, and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain, and manage new employees and continue to update and improve our operational, financial, and management controls and procedures. If we do not manage our growth effectively, slower growth is likely to occur, thereby slowing or negating our ability to achieve and sustain profitability.

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We may not be able to fully protect our proprietary rights and we may infringe the proprietary rights of others, which could result in costly litigation.

Our future success depends on our ability to protect and preserve the proprietary rights related to our products. We cannot assure that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. We also rely on trade secrets, common law trademark rights, and trademark registrations, as well as confidentiality and work for hire, development, assignment and license agreements with employees, consultants, third-party developers, licensees, and customers. Our protective measures for these intangible assets afford only limited protection and may be flawed or inadequate.

Policing unauthorized use of our technology is difficult, and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and have a material adverse effect on our future operating results.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non infringing alternatives.

Our business could be negatively affected by economic developments in the securities markets or the economy in general.

Our business could be negatively affected by economic developments in the securities markets or the economy in general.

We depend on the interest of individuals in obtaining financial information and securities trading strategies to assist them in making their own investment decisions. Significant downturns in the securities markets or in general economic and political conditions may cause individuals to be reluctant to make their own investment decisions and, thus, decrease the demand for our products. Significant upturns in the securities markets or in general economic and political conditions may cause individuals to be less proactive in seeking ways to improve the returns on their trading or investment decisions and, thus, decrease the demand for our products.

We may encounter risks relating to security or other system disruptions and failures that could reduce the attractiveness of our sites and that could harm our business.

Although we have implemented various security mechanisms, our business is vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, or loss of data. For instance, because a portion of our revenue is based on individuals using credit cards to purchase subscriptions over the Internet and a portion from advertisers that seek to encourage people to use the Internet to purchase goods or services, our business could be adversely affected by these break-ins or disruptions. Additionally, our operations depend on our ability to protect systems against damage from fire, earthquakes, power loss, telecommunications failure, and other events beyond our control. Moreover, our website may experience slower response times or other problems for a variety of reasons, including hardware and communication line capacity restraints, software failures, or significant increases in traffic when there have been important business or financial news stories. These strains on our systems could cause customer dissatisfaction and could discourage visitors from becoming paying subscribers. Our websites could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of information from us. These types of occurrences could cause users to perceive our website and technology solutions as not functioning properly and cause them to use other methods or services of our competitors. Any disruption resulting from these actions may harm our business and may be very expensive to remedy, may not be fully covered by our insurance, could damage our reputation, and discourage new and existing users from using our products and services. Any disruptions could increase costs and make profitability even more difficult to achieve.

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We will need to introduce new products and services and enhance existing products and services to remain competitive.

Our future success depends in part on our ability to develop and enhance our products and services. In addition, the adoption of new Internet, networking, or telecommunications technologies or other technological changes could require us to incur substantial expenditures to enhance or adapt our services or infrastructure. There are significant technical and financial costs and risks in the development of new or enhanced products and services, including the risk that we might be unable to effectively use new technologies, adapt our services to emerging industry standards, or develop, introduce, and market enhanced or new products and services. An inability to develop new products and services, or enhance existing offerings, could have a material adverse effect on our profitability.

We rely on external service providers to perform certain key functions.

We rely on a number of external service providers for certain key technology, processing, service, and support functions. External content providers provide us with financial information, market news, charts, option and stock quotes, research reports, and other fundamental data that we offer to clients. These service providers face technological and operational risks of their own. Any significant failures by them, including improper use or disclosure of our confidential client, employee, or company information, could cause us to incur losses and could harm our reputation.

We cannot assure that any external service providers will be able to continue to provide these services in an efficient, cost-effective manner or that they will be able to adequately expand their services to meet our needs. An interruption in or the cessation of service by any external service provider as a result of systems failures, capacity constraints, financial constraints or problems, unanticipated trading market closures, or for any other reason, and our inability to make alternative arrangements in a smooth and timely manner, if at all, could have a material adverse effect on our business, results of operations, and financial condition.

We could face liability and other costs relating to storage and use of personal information about its users.

Users provide us with personal information, including credit card information, which we do not share without the user’s consent. Despite this policy of obtaining consent, however, if third persons were able to penetrate our network security or otherwise misappropriate our users’ personal or credit card information, we could be subject to liability, including claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, and misuses of personal information, such as for unauthorized marketing purposes. New privacy legislation may further increase this type of liability. Furthermore, we could incur additional expenses if additional regulations regarding the use of personal information were introduced or if federal or state agencies were to investigate our privacy practices.

Our business could be negatively affected if we are required to defend allegations of unfair competition and unfair false or deceptive acts or practices in or affecting commerce.

Advertising and marketing of our products in the United States are also subject to regulation by the Federal Trade Commission (“FTC”) under the Federal Trade Commission Act, or FTC Act. Among other things, the FTC Act prohibits unfair methods of competition and unfair false or deceptive acts or practices in or affecting commerce. The FTC Act also makes it illegal to disseminate or cause to be disseminated any false advertisement. The FTC routinely reviews websites to identify questionable advertising claims and practices. Competitors sometimes inform the FTC when they believe other competitors are violating the FTC Act and consumers also notify the FTC of what they believe may be wrongful advertising. The FTC may initiate a nonpublic investigation that focuses on our advertising claims, which usually involves nonpublic, pre-lawsuit, extensive formal discovery. Such an investigation may be lengthy and expensive to defend and result in a publicly disclosed consent decree or settlement agreement. If no settlement can be reached, the FTC may start an administrative proceeding or a federal court lawsuit against us or our principal officers. The FTC often seeks to recover from the defendants, whether in a consent decree or a proceeding, any or all of the following: (i) consumer redress in the form of monetary relief or disgorgement of profits; (ii) significant reporting requirements for several years; and (iii) injunctive relief. In addition, most, if not all, states have statutes prohibiting deceptive and unfair acts and practices. The requirements under these state statutes are similar to those of the FTC Act.

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Our business could be negatively affected if we are required to defend allegations that our direct selling activities are fraudulent or deceptive schemes, are against public interest, or are the sale of unregistered securities.

Direct selling activities are regulated by the FTC, as well as various federal, state and local governmental agencies in the United States and foreign countries. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as “pyramid” schemes, which compensate participants primarily for recruiting additional participants without significant emphasis on product sales. Regulators may take the position that some or all of our products are deemed to be securities, the sale of which has not been registered.

The laws and regulations governing direct selling are modified from time to time, and like other direct selling companies, we may be subject from time to time to government investigations related to our direct selling activities. This may require us to make changes to our business model and our compensation plan.

Our independent distributors could fail to comply with applicable legal requirements or our distributor policies and procedures, which could result in claims against us that could harm our business.

Our independent distributors are independent contractors and, accordingly, we are not in a position to directly provide the same oversight, direction, and motivation as we could if they were our employees. As a result, we cannot assure that our independent distributors will comply with applicable laws or regulations or our distributor policies and procedures.

Extensive federal, state, local and international laws regulate our business, products and direct selling activities. Because we have expanded into foreign countries, our policies and procedures for our independent distributors differ slightly in some countries due to the different legal requirements of each country in which we do business.

Our proprietary systems may be compromised by hackers.

Our current products and other products and services that we may develop in the future will be based on proprietary software and customer-specific data that we protect by routine measures such as password protection, confidentiality and nondisclosure agreements with employees, and similar measures. Any unauthorized access to our software or data could materially disrupt our business and result in financial loss and damages to our business reputation.

Our future success is largely dependent on our current management.

Our business was built by the vision, dedication, and expertise of our officers Ryan Smith, Annette Raynor, Chad Miller, Mario Romano, and William Kosoff, who are responsible for our day-to-day operations and creative development. Our success is dependent upon the continued efforts of these people. If it became necessary to replace them, it is unlikely new management could be found that would have the same level of knowledge and dedication to our success. The loss of the services of these professionals, especially in the development of future proprietary software, patents, or applications, would adversely affect our business.

Risks Related to our Common Stock

We have a history of operating losses and expect to report future losses that may cause our stock price to decline.

For the operating period through September 30, 2017, we had an accumulated deficit of $11,095,620. Although we reported net revenue of $6,593,107 for the six months ended September 30, 2017, our net loss was $5,941,233. We expect to continue to incur losses as we spend additional capital to market our products and establish our infrastructure and organization to support anticipated operations. We cannot be certain that we will ever be profitable or that if we do become profitable, that we will be able to continue any profitability. Also, any economic weakness or global recession may limit our ability to market our products. Any of these factors could cause our stock price to decline and result in our stockholders losing a portion or all of their investments.

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We will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

Because our revenues are not yet sufficient to cover expenses or fund our growth, we need to secure ongoing funding. If we are unable to obtain adequate additional financing, we may not be able to successfully market and sell our products, our business operations will most likely be discontinued, and we will cease to be a going concern. To secure additional financing, we may need to borrow money or sell more securities. Under these circumstances, we may be unable to secure additional financing on favorable terms or at all. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

Our common stock price has been and may continue to be extremely volatile.

Our common stock has closed as low as $0.0044 per share and as high as $.0889 per share between April 1, 2017, and the date of this prospectus. We believe this volatility may be caused, in party, by variations in our quarterly operating results, delays in development of our technologies, changes in market valuations of similar companies, and the volume of our stock in the market.

Additionally, in recent years the stock market in general, and the OTC Markets and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price regardless of our operating performance. The historical trading of our common stock is not necessarily an indicator of how it will trade in the future and our trading price as of the date of this prospectus is not necessarily an indicator of what the trading price of our common stock might be in the future.

In the past, class action litigation has often been brought against companies following periods of volatility in the market price of those companies’ common stock. If we become involved in this type of litigation in the future it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on our stock price.

Shares of our common stock may never become eligible for trading on Nasdaq or a national securities exchange.

We cannot assure that we will ever be listed on the Nasdaq Stock Market or on another national securities exchange. Listing on one of the Nasdaq markets or one of the national securities exchanges is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements. There are also continuing eligibility requirements for companies listed on national securities exchanges. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit the ability of our stockholders to sell their shares, which could result in a loss of some or all of their investments.

If we fail to file periodic reports with the U.S. Securities and Exchange Commission, our common stock will not be able to be traded on the OTCQB.

Although our common stock trades on the OTCQB, a regular trading market for our common stock may not be sustained in the future. OTC Markets limits quotation on the OTCQB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. If we fail to remain current in the filing of our reports with the Securities and Exchange Commission, our common stock will not be able to be traded on the OTCQB. The OTCQB is an inter-dealer market that provides significantly less liquidity than a national securities exchange or automated quotation system.

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Because our common stock is considered a “penny stock,” any investment in our shares is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is considered a “penny stock” on the OTC Markets as it currently trades for less than $5.00 per share. The OTC Market system is generally regarded as a less efficient trading market than the Nasdaq Capital or Global Markets.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information respecting transactions in these securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Because we have no plans to pay dividends on our common stock, stockholders must look solely to appreciation of our common stock to realize a gain on their investments.

We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur.

Certain provisions of Nevada law and of our corporate charter may inhibit a potential acquisition of our Company, and this could depress our stock price.

Nevada corporate law includes provisions that could delay, defer, or prevent a change in control of our company or our management. These provisions could discourage information contests and make it more difficult for our stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. For example:

(i)	without prior stockholder approval, our board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of our common stock and to determine the rights, privileges, and inference of that preferred stock;

(ii)	there is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

(iii)	stockholders cannot call a special meeting of stockholders.

Our indemnification of our directors and officers may limit the rights of our stockholders.

While our board of directors and officers are generally accountable to our stockholders and us, the liability of our directors and officers to all parties is limited in certain respects under applicable state law and our articles of incorporation and bylaws, as in effect. Further, we have agreed or may agree to indemnify our directors and officers against liabilities not attributable to certain limited circumstances. This limitation of liability and indemnity may limit rights that our stockholders would otherwise have to seek redress against our directors and officers.

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Additional issuances of stock options and warrants, convertible notes, and stock grants will cause additional substantial dilution to our stockholders.

Given our limited cash, liquidity, and revenues, it is likely that in the future, as in the past, we will issue additional warrants, stock grants, and convertible debt to finance our future business operations and acquisitions and strategic relationships. The issuance of additional shares of common stock, the exercise of warrants, and the conversion of debt to stock could cause additional dilution to our stockholders and could have further adverse effects on the market price for our securities or on our ability to obtain future financing. The January 10, 2018, increase in our authorized shares from two billion to ten billion increases the magnitude of this risk substantially.

The amount of authorized common stock may result in management implementing anti-takeover procedures by issuing new securities.

The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another entity. Although, we have no current plans to issue additional stock for this purpose, management could use the additional shares that are now available or that may be available after a possible further recapitalization to resist or frustrate a third-party transaction. Generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock unless required by law or any rules or regulations to which we are subject.

Depending upon the consideration per share for any subsequent issuance of common stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances of common stock will increase the number of outstanding shares, thereby decreasing the percentage ownership—for voting, distributions, and all other purposes—represented by existing shares of common stock. The availability for issuance of the additional shares of common stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of us. Although our board has no present intention of doing so, our authorized but unissued common stock could be issued in one or more transactions that would make a takeover of us more difficult or costly and, therefore, less likely. Holders of our common stock do not have any preemptive rights to acquire any additional securities issued by us.

Our stockholders may not recoup all or any portion of their investment upon our dissolution.

In the event of a liquidation, dissolution, or winding-up of our company, whether voluntary or involuntary, our net remaining proceeds and/or assets, after paying all of our debts and liabilities, will be distributed to the holders of common stock on a pro-rata basis. We cannot assure that we will have available assets to pay to the holders of common stock any amounts upon such a liquidation, dissolution, or winding-up of our company. In this event, our stockholders could lose some or all of their investment.

The sale of our common stock to YAII PN may cause dilution, and the sale of the shares of common stock acquired by the selling stockholders, or the perception that such sales may occur, could cause the price of our common stock to fall.

Under our SEDA, we may put shares to YAII PN, Ltd. at our discretion until December 2020. We generally have the right to control the timing and amount of any sales of our shares to YAII PN, except that, pursuant to the terms of the SEDA, we would be unable to sell shares to YAII PN if such purchase would result in its beneficial ownership equaling more than 4.99% of our outstanding common stock. After YAII PN has acquired our shares, it may sell all, some, or none of those shares. Therefore, sales to YAII PN by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to YAII PN, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish.

In addition, the per-share purchase price for these shares, which will be equal to 87.5% of the lowest daily volume weighted average price of the common stock for the five consecutive trading days immediately following our delivery of an advance notice to YAII PN to purchase the shares. Depending on market liquidity at the time, sales of these shares may cause the trading price of our common stock to fall.

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YAII PN, Ltd. will pay less than the then-prevailing market price for our common stock.

We will sell common stock to YAII PN, Ltd. pursuant to the SEDA at 87.5% of the lowest daily volume weighted average price of the common stock in the five consecutive trading days immediately following our delivery of an advance notice. YAII PN has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If YAII PN sells the shares, the price of our common stock could decrease. If our stock price decreases, YAII PN may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Market Information

The following table sets forth the range of low and high closing sale prices for our common stock for each of the periods indicated as reported and summarized by the OTCQB:

	Low	High

2018:
Fourth Quarter (through Jan 10, 2018)	$0.0641	$0.07
Third Quarter	0.051	0.0889
Second Quarter	0.0637	0.0769
First Quarter	0.005	0.07

2017:
Fourth Quarter	0.002	0.005
Third Quarter	0.002	0.012
Second Quarter	0.003	0.013
First Quarter	0.007	0.10

2016:
Fourth Quarter	0.07	0.15
Third Quarter	0.07	2.50
Second Quarter	0.07	1.50
First Quarter	0.57	1.14

On January 10, 2018, the closing price per share of our common stock on the OTCQB was $0.0651. As of January 10, 2018, we had approximately 1,480 stockholders of record of our common stock and 1,937,222,114 shares of common stock issued and outstanding.

Dividends

Holders of shares of common stock are entitled to share pro rata in dividends and distributions for the common stock when, as, and if declared by the board of directors out of funds legally available therefor. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future revenues, capital requirements, overall financial condition, and such other factors as our board of directors deems relevant.

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Equity Compensation Plans

The following table summarizes the equity compensation plans under which our securities may be issued as of March 31, 2017:

Number of Securities
	Number of		Remaining Available
	Securities To Be	Weighted-Average	for Future Issuance under
	Issued upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans approved by security holders	37,500	$10.20	18,348

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds upon the sale of shares by the selling stockholders in this offering. However, we may receive gross proceeds of up to $5.0 million under the SEDA with YAII PN, Ltd., assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to it under the SEDA. See “Plan of Distribution” on page 37 in this prospectus for more information.

We currently expect to use the net proceeds from the sale of shares to YAII PN under the SEDA to further develop our products, reduce current liabilities, and fund other general corporate purposes. We will have broad discretion in determining how we will allocate the proceeds from any sales to YAII PN.

Even if we sell $5.0 million in shares of our common stock to YAII PN pursuant to the SEDA, we will need to obtain additional financing in the future in order to fully fund all of our planned activities. We may seek additional capital in the private and public equity or debt markets, pursue business development activities and business combinations to continue and expand our operations, respond to competitive pressures, develop new products and services, and to support new strategic partnerships. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them when appropriate. However, we cannot assure that we can consummate such a transaction or consummate a transaction at favorable pricing.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2017, without giving effect to any changes subsequent to such date, as adjusted to reflect the subsequent sale of 95,702,075 shares to the selling stockholders. This information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus:

Capitalization as of September 30, 2017

	Actual	After Offering	Percent
Outstanding
Common stock	1,853,461,281	1,853,461,281	95.1%

Sold in offering	—	95,702,075	4.9%
	1,853,461,281	1,949,163,356	100.0%

Capitalization

Par value	$0.001	$0.001

Stated capital	$1,853,461	$1,949,163

Additional paid in capital	8,004,612	12,598,312
Accumulated deficit	$(11,095,620)	$(11,095,620)
	$(1,237,547)	$3,451,855

The number of outstanding shares shown above excludes an aggregate of 6,569,810 shares that may be issued on the exercise of options and warrants outstanding as of the date of this prospectus.

The sale of additional common stock to YAII PN Ltd. in accordance with the SEDA will substantially increase the number of shares we will have outstanding and correspondingly dilute the percentage interest in us of our existing stockholders, including persons purchasing common stock in this offering.

DILUTION

Our net tangible book value on September 30, 2017, not adjusted to reflect any changes in our financial condition since that date, was $(3,454,750), or approximately $(0.0018) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding before the offering.

The following table illustrates the dilution, or the difference between the offering price per share, assuming an offering price of $0.07 per share, and the net tangible book value per share as of September 30, 2017, as adjusted to reflect the receipt of net proceeds from the sale of shares to YAII PN Ltd. at a price equivalent to 87.5% of the lowest daily volume weighted average price of the common stock in the five consecutive trading days immediately following our delivery of an advance notice, but to no other events subsequent to September 30, 2017:

Trading price on the date immediately preceding the date of this prospectus		$0.0700
Net tangible book deficit per share as of September 30, 2017	(0.0018)
Benefit to existing stockholders attributable to sale of stock to YAII PN	0.0039
Pro forma net tangible book deficit per share after the offering, as adjusted	0.0021
Dilution per share to purchasers in this offering		$0.0679

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The sale of additional common stock to YAII PN in accordance with the SEDA will have a dilutive impact on our stockholders. In future periods our net loss per share could increase, the net tangible book value of our common stock could decrease, and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our advance notice, the more shares of our common stock we will have to issue to YAII PN in order to drawdown pursuant to the SEDA. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

Effective April 1, 2017, we entered into a Contribution Agreement with Wealth Generators, LLC, pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities in exchange for an aggregate of 1,358,670,942 shares of our common stock. Following the contribution, the Wealth Generators members controlled the majority of our outstanding common stock, and Wealth Generators became our wholly owned subsidiary.

The transaction was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with the FASB (ASC 805). Wealth Generators is the acquirer solely for financial accounting purposes. For purposes of the pro forma financial information contained in this prospectus, Wealth Generators’ purchase price to acquire us was estimated based on an estimated value per share of our common stock of $0.0044. The allocation of the purchase price is preliminary and is dependent upon certain procedures that have not been finalized. The actual amounts recorded as of the completion of the transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed consolidated financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

As a result of the acquisition of Wealth Generators LLC, effective April 1, 2017, we have been in a state of transition. Certain of the assets pertaining to the former services offered before the acquisition have been sold or discontinued. Some of our former executive officers resigned and Ryan Smith became our Chief Executive Officer and Annette Raynor was named our Chief Operating Officer and both were appointed to our board of directors. William Kosoff remains as our Acting Chief Financial Officer but resigned from our board of directors.

We plan to focus on the expansion and growth of the Wealth Generators product and distribution model. All former products offered by us have been replaced entirely by the Wealth Generators LLC product line. Our target market is comprised of individuals who seek to learn how to improve their financial condition and desire to learn how to reduce debt, budget their income, increase savings, and allocate their financial resource to create additional income both active and passive. We believe our marketing strategy is unique. Customer acquisition is realized through word-of-mouth marketing by those customers who actively distribute the product through home meetings, in person presentations, one-on-one interaction, and large seminars organized and delivered by the distributors in conjunction with the company. We plan to continue to develop the in-place network and anticipate significant growth initiatives in foreign markets.

We believe our past preparation will support growth without a significant increase in expenses other than customer support and the bonus plan, which rises commensurate with revenues. Our investment in our platform, personnel, and executive management has provided us the ability to handle over four times our current volume.

We will still need to address the larger undertaking of language translation and continued international expansion, which will require additional funding.

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The historical financial information has been derived from the audited financial statements of Wealth Generators as filed on June 30, 2017, in our Form 8-K/A and our audited financial statements. The financial information has been adjusted to give pro forma effect to events that are directly attributable to the reverse merger, are factually supportable, and in the case of the pro forma statements of operations, have a recurring impact. The pro forma adjustments are preliminary and for informational purposes only, and the unaudited pro forma combined financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the reverse merger taken place on the dates noted or the future financial position or operating results of the combined company. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

Year Ended March 31, 2017, Compared to the Year Ended March 31, 2016

Historical InvestView, Inc.

Results of Operations

Revenue

Revenue decreased $222,461, or 63%, from $353,926 for the year ended March 31, 2016, to $131,465 for the year ended March 31, 2017. The decrease was due to a lack of funding and our inability to spend marketing dollars and attract new customers. Because of our cash flow challenges, we were unable to keep our technology updated, nor could we make improvements to such, therefore our existing customer base deteriorated. Furthermore, during the year ended March 31, 2017, management focused its efforts on the acquisition of Wealth Generators, Inc., and, therefore, spent less time on top line growth.

Operating Costs

Operating costs decreased $1,034,903, or 51%, from $2,018,739 for the year ended March 31, 2016, to $983,836 for the year ended March 31, 2017. This was due to a decrease in our cost of sales and service of $40,227 and a decrease in selling, general, and administrative costs of $994,676. The decreases could mostly be explained by our overall reduction in operations and our decreasing revenues. Due to our cash flow shortages, we lacked the ability to spend money and started falling behind with our creditors, thus we were forced to cut costs and reduce expenditures where possible.

Other Income and Expense

Other income and (expense) went from $(439,617) for the year ended March 31, 2016, to $2,606,038 for the year ended March 31, 2017. For the year ended March 31, 2016, the other expense was a result of interest expense of $660,498 and a loss on disposal of subsidiaries of $26,058, offset by a gain on derivative valuation of $246,939. Comparatively, for the year ended March 31, 2017, the other income was made up of a gain on debt extinguishment of $3,170,326, a gain on derivative valuation of $84,284, offset by interest expense of $648,573.

While the interest expense remained fairly consistent between years, there was a $162,655 decrease in the gain on derivative valuation, which was mostly due to our note holders converting their notes into shares during the year ended March 31, 2017. As a result of the conversions, derivative liabilities were extinguished through equity issuances and there were fewer changes in the derivative liability for valuations from period to period.

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The $3,170,326 increase in the gain on debt extinguishment for the year ended March 31, 2017, could mostly be explained by our note holders converting their notes into shares. Specifically, we issued 72,709,924 shares of our common stock in settlement of debt, wherein principal, accrued interest, and derivative liabilities were extinguished in the amounts of $1,994,362, $414,160, and $128,490, respectively, and we recognized a gain on the settlement of debt in the amount of $2,163,813. In addition to the note conversions, we were also able to issue 6,072,200 shares of common stock with a value of $31,775 for legal and consulting services, of which $18,390 was for current year services and $173,647 was for services incurred in previous periods, therefore, we recorded a gain on settlement of debt for $160,262. Another $630,642 of the gain could be explained by our writing off previously estimated tax liabilities, and lastly, our chief financial officer forgave $60,853 of liabilities owed to him, which also contributed to the recorded gain.

Liquidity and Capital Resources

During fiscal year 2017, we reported net income of $1,753,666. However, this was mostly due to our gain on debt extinguishment of $3,170,326, as we reported net loss from operations of $852,371. Cash and cash equivalents were $3,550, a decrease of $4,147 from the previous year of $7,697.

As of March 31, 2017, our current liabilities exceeded our current assets equal to a working capital deficit of $976,307. A year ago, at March 31, 2016, the working capital deficit was $2,823,549. Most significantly, our debt was reduced through conversions into common stock, stock issued for liabilities and for services, and debt forgiven or written off during the year ended March 31, 2017.

The above matters, among others, raise substantial doubt about our ability to continue as a going concern. During the year ended March 31, 2017, we raised $92,500 in cash proceeds from the issuance of a notes and entering into a based factoring agreement, net of repayments, and received proceeds from the sale of stock of $157,500. Additionally, effective April 1, 2017, in conjunction with a Contribution Agreement, Wealth Generators, LLC became our wholly owned subsidiary through a reverse-merger and we effectively succeeded our operations to Wealth Generators. Subsequent to March 31, 2017, Wealth Generators received cash proceeds of $825,000 and $30,000 from new debt and equity financing arrangements, respectively.

Our primary source of operating funds since inception has been cash proceeds from the private placement of common stock and proceeds from private placements of convertible and other debt. However, through Wealth Generators, we plan to reduce obligations and fund our business with cash flow provided by operations. We also intend to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to us, or will be sufficient to enable us to fully complete our development activities. If we are unable to fund our business through operations or raise sufficient additional funds, we will have to develop and implement a plan to further extend payables, reduce overhead, or scale back our current business plan until sufficient additional capital is raised to support increased operations. There can be no assurance that such a plan will be successful.

Off Balance Sheet Arrangements

As of March 31, 2017, there were no off balance sheet arrangements.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policy involves the most complex, difficult and subjective estimates and judgments.

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Revenue Recognition

For revenue from product sales and services, we recognize revenue in accordance with Accounting Standards Codification (“ASC”), subtopic 605-10, Revenue Recognition, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

We defer any revenue for which the product or services have not been delivered or that is subject to refund until such time that we and the customer jointly determine that the product has been delivered or no refund will be required.

Revenue arises from subscriptions to the websites/software, workshops, online workshops, and training and coaching/counseling services for which the customers are charged a monthly subscription fee for access to the online training and courses and website/data. Revenues are recognized in the month the product and services are delivered.

We sell our products separately and in various bundles that include website/data subscriptions, educational workshops, online workshops and training, one-on-one coaching and counseling sessions, along with other products and services. The deferral policy for each of the different types of revenues is summarized as follows:

Product	Recognition Policy
Live workshops and workshop certificates	Deferred and recognized as the workshop is provided or certificate expires.

Online training and courses	Deferred and recognized: (a) as the services are delivered; (b) when usage thresholds are met; or (c) on a straight-line basis over the initial product period.

Website/data fees (monthly)	Not deferred, recognized in the month delivered.

Website/data fees (pre-paid subscriptions)	Deferred and recognized on a straight-line basis over the subscription period.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2017 and 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, notes payable, convertible notes payable, derivative liabilities, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

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Derivative Liability

We account for derivatives in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At March 31, 2017 and 2016, we did not have any derivative instruments that were designated as hedges.

Stock-Based Compensation

We account for our stock-based awards in accordance with ASC subtopic 718-10, Compensation, which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors, including employee stock options and restricted stock awards. We estimate the fair value of stock options granted using the Black-Scholes valuation model. This model requires us to make estimates and assumptions including, among other things, estimates regarding the length of time an employee will retain vested stock options before exercising them, the estimated volatility of our common stock price, and the number of options that will be forfeited prior to vesting. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

Changes in these estimates and assumptions can materially affect the determination of the fair value of stock-based compensation and consequently, the related amount recognized in our consolidated statements of operations.

Concentrations of Credit Risk

Financial instruments and related items that potentially subject us to concentrations of credit risk consist primarily of cash, cash equivalents, and trade receivables. We place our cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit of $250,000. As of March 31, 2017 and 2016, we had no amounts in excess of the FDIC insurance limit.

Income Taxes

We have adopted ASC subtopic 740-10, Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of derivative liability and stock compensation accounting versus basis differences.

Net Loss per Share

We follow ASC subtopic 260-10, Earnings Per Share, specifying the computation, presentation, and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Convertible debt, stock options, and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is antidilutive on the computation.

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Historical Wealth Generators LLC

Results of Operations

Revenue

Wealth Generators recorded revenue for the year ended March 31, 2017, of $12,872,947, which was an increase of $7,315,486, or 132%, from the prior year revenue of $5,557,461. This increase was due to increased interest in its new products including FOREX, an increase in international interest, and a maturing distributor base capable of creating retention and additional new members.

Operating Costs and Expenses

Wealth Generators recorded operating costs and (expenses) for the year ended March 31, 2017, of $14,810,607, which was an increase of $8,521,091, or 135%, from the prior year operating costs and (expenses) of $6,289,516. With the significant increase in demand and interest in its products, it needed to recruit additional management talent with experience in the sector, bonus payouts increased commensurate with the rise in revenues, increased network security and platform product delivery to handle increased sales, and expanded employee staff in customer support and trade product services.

Other Income and Expenses

Wealth Generators recorded other income and expenses for the year ended March 31, 2017, of $(485,504), which was a decrease of $204,443, or 35%, from the prior year other income and expenses of $(589,947). The decrease can fully be explained by the decrease in related party interest. Wealth Generators will enter into related party lending arrangements where payback amounts are fixed at inception, thus interest is recognized at 100% at the beginning of the loan term. This decrease from the prior year was due to Wealth Generators entering into more lending arrangements in the prior year than in the current year that had larger up-front fixed fees. Over time, as Wealth Generators has grown its business, it has been able to obtain funding with more favorable terms and decrease the amount of interest expense that had to be recognized at inception.

Liquidity and Capital Resources

During the year ended March 31, 2017 and 2016, Wealth Generators’ primary sources of cash were financing activities. During 2017, Wealth Generators received proceeds from new lending of $1,824,965, proceeds from related parties of $1,370,788, and sold membership interest for proceeds of $25,000. In 2016, Wealth Generators received proceeds from new lending of $177,500, proceeds from related parties of $725,485, and sold membership interest for proceeds of $750,000. During both years these funds were primarily used to fund operations as well as used to grow the business. Wealth Generators paid back $267,577 and $96,470 to lenders in 2017 and 2016, respectively, as well as paid back related parties $1,360,044 and $1,095,678 in 2017 and 2016, respectively.

Cash used in operations during fiscal year 2017 and 2016 were $1,642,277 and $258,866, respectively. The increase from 2017 to 2016 was due mostly to the loss from operations of $2,427,203 in 2017 versus the loss from operations of $1,327,892 in 2016. As of March 31, 2017, and 2016, Wealth Generators’ current liabilities exceeded its current assets equal to a working capital deficit of $4,147,684 and $1,641,737, respectively. As of March 31, 2017, Wealth Generators had $1,616 in cash and cash equivalents, as compared to $70,298 as of March 31, 2016, a decrease of $68,683. The decrease was attributable to the increase in cash used in operations offset by the increase in cash provided by financing activities.

Over the past few years, Wealth Generators has intentionally increased expenses to prepare its platform to handle the steadily increasing subscription membership. Going forward, its management believes the current state will support this growth without a significant increase in expenses other than customer support and the bonus plan which rises commensurate with revenues. Wealth Generators’ investment in its platform, personnel, and executive management provides it the ability to handle over four times its current volume.

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Wealth Generators will still need to address the larger undertaking of language translation and continued international expansion which will require additional funding. Wealth Generators currently has multiple lead sources that are finalizing their due diligence process and anticipates closing on this funding in the very near future.

Six Months Ended September 30, 2017, Compared to Six Months Ended September 30, 2016

Results of Operations

Revenue

We recorded revenue of $6,593,107 for the six months ended September 30, 2017, which was a decrease of $439,281, or 6%, from the prior period revenue of $7,032,388. This decrease was due to general attrition and a decrease in the number of subscribers in the current period compared to the prior period.

Operating Costs and Expenses

We recorded operating costs and expenses of $8,538,364 for the six months ended September 30, 2017, which was an increase of $115,414, or 1%, from the prior period’s operating costs and expenses of $8,422,950. This is the result of increased professional fees expense due to costs incurred in the six months ended September 30, 2017, related to our audit and reverse acquisition that was effective April 1, 2017.

Other Income and Expense

We recorded other expenses of $3,982,636 for the six months ended September 30, 2017, which was an increase of $3,882,262, or 3868%, from the prior period other expenses of $100,374. The increase is due to the loss on debt extinguishment and the loss on spin-off of operations during the six months ended September 30, 2017, as compared to no such expense in the prior period.

During the six months ended September 30, 2017, we issued 239,575,884 shares of our common stock in settlement of debt, wherein accrued liabilities, principal, accrued interest, and derivative liabilities were extinguished in the amounts of $435,892, $2,348,606, $20,696, and $38,557, respectively, and we recognized a loss on the settlement of debt in the amount of $3,186,394 in the statement of operations.

Additionally, on June 6, 2017, under an Acquisition Agreement with Market Trend Strategies, we spun-off the operations that existed prior to the merger with Wealth Generators, LLC and sold the intangible assets used in those pre-merger operations in exchange for Market Trend assuming $419,139 in liabilities that had been on the books pre-merger. Accordingly, we recorded a gain on the settlement of debt of $419,139 for the liabilities assumed by Market Trend and wrote off goodwill of $1,118,609 as a loss on spin-off of operations.

Liquidity and Capital Resources

During the six months ended September 30, 2017, we incurred a loss of $5,941,233. However, only $1,589,914 was cash related. This negative cash flow was funded by borrowing $368,253 from related parties, proceeds of $1,675,000 from new lending arrangements, and proceeds of $492,000 from the sale of common stock, offset by repayments of $392,500 to related parties and $556,085 on debt. As a result, our cash and cash equivalents increased by $304 to $1,920, from $1,616 at the beginning of the fiscal year.

Our current liabilities exceeded our current assets (working capital deficit) by $3,468,378 as of September 30, 2017, as compared to $4,247,684 at March 31, 2017. The decrease in the working capital deficit is primarily due to the reduction of debt through the issuance of common stock.

These interim unaudited financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the interim unaudited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we not be unable to continue as a going concern.

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Our March 31, 2017, consolidated financial statements state that our historical losses, accumulated deficit, cash balance, and working capital deficit raise substantial doubts about our ability to continue as a going concern. Historically we have relied on increasing revenues and new debt financing to pay for operational expenses and debt as it came due. Going forward, we plan to reduce obligations with cash flow provided by operations and pursue additional debt and equity financing, however, we cannot assure that funds will be available on terms acceptable to us, or will be sufficient to enable us to fully complete our development activities or sustain operations. Nevertheless, the shortage of working capital adversely affects our ability to develop or participate in activities that promote our business, because a substantial portion of cash flow goes to reduce debt rather than to advance operating activities.

Critical Accounting Policies

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the six months ended September 30, 2017, are not necessarily indicative of the operating results that may be expected for the year ending March 31, 2018. These unaudited condensed consolidated financial statements should be read in conjunction with the March 31, 2017, consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended March 31, 2017, as well as our Form 8-K/A filed on June 30, 2017.

Revenue Recognition

For revenue from product sales and services, we recognize revenue in accordance with Accounting Standards Codification (“ASC”), subtopic 605-10, Revenue Recognition, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

We defer any revenue for which the product or services have not been delivered or that is subject to refund until such time that we and the customer jointly determine that the product has been delivered or no refund will be required.

Revenue arises from subscriptions to the websites/software, workshops, online workshops, and training and coaching/counseling services for which the customers are charged a monthly subscription fee for access to the online training and courses and website/data. Revenues are recognized in the month the product and services are delivered.

We sell our products separately and in various bundles that include website/data subscriptions, educational workshops, online workshops and training, one-on-one coaching and counseling sessions, along with other products and services. The deferral policy for each of the different types of revenues is summarized as follows:

Product	Recognition Policy
Live workshops and workshop certificates	Deferred and recognized as the workshop is provided or certificate expires.

Online training and courses	Deferred and recognized: (a) as the services are delivered; (b) when usage thresholds are met; or (c) on a straight-line basis over the initial product period.

Website/data fees (monthly)	Not deferred, recognized in the month delivered.

Website/data fees (pre-paid subscriptions)	Deferred and recognized on a straight-line basis over the subscription period.

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Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2017 and 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, notes payable, convertible notes payable, derivative liabilities, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Derivative Liability

We account for derivatives in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At March 31, 2017 and 2016, we did not have any derivative instruments that were designated as hedges.

Stock-Based Compensation

We account for our stock-based awards in accordance with ASC subtopic 718-10, Compensation, which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors, including employee stock options and restricted stock awards. We estimate the fair value of stock options granted using the Black-Scholes valuation model. This model requires us to make estimates and assumptions including, among other things, estimates regarding the length of time an employee will retain vested stock options before exercising them, the estimated volatility of our common stock price, and the number of options that will be forfeited prior to vesting. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

Changes in these estimates and assumptions can materially affect the determination of the fair value of stock-based compensation and consequently, the related amount recognized in our consolidated statements of operations.

Concentrations of Credit Risk

Financial instruments and related items that potentially subject us to concentrations of credit risk consist primarily of cash, cash equivalents, and trade receivables. We place our cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit of $250,000. As of March 31, 2017 and 2016, we had no amounts in excess of the FDIC insurance limit.

Income Taxes

We have adopted ASC subtopic 740-10, Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of derivative liability and stock compensation accounting versus basis differences.

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Net Loss per Share

We follow ASC subtopic 260-10, Earnings Per Share, specifying the computation, presentation, and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Convertible debt, stock options, and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is antidilutive on the computation.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2014-09—Revenue from Contracts with Customers (Topic 606). ASU 2014-09 creates a new topic in the ASC Topic 606 and establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics, and expands and improves disclosures about revenue. In addition, ASU 2014-09 adds a new subtopic to the codification, ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers, to provide guidance on costs related to obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer that are not in the scope of another ASC Topic. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim periods therein. Early application is not permitted. Management is in the process of assessing the impact of ASU 2014-09 on our financial statements.

We have implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

BUSINESS

Overview

Our mission is to improve the financial fitness of people all over the world, regardless of background or status. We believe that adoption of our program’s principles will allow our members to change their current financial condition.

Combining technology and knowledge, we are able to deliver innovative solutions directly to individuals around the world. Education and information for personal finance and general financial education is largely overlooked in all levels of education. An ongoing cycle of debt accumulation, inability to save, lack of planning, and inadequate knowledge on how to cultivate our “capital” is passed from generation to generation.

By creating easy access, focused tutorials, and step-by-step planning, our education and technology tools provide our members the necessary information to understand the power of proper utilization of money along with the ability to design their own path toward financial fitness.

Our Products and Services

Our products generally fit under three categories:

●	Find money you didn’t know you had by learning to better allocate the money you already make.

●	Grow your wealth using the financial markets with powerful technology and the experience of market experts.

●	Keep more of what you’ve earned by leveraging digital tools that make tax-time headaches, like receipt and mileage tracking, a snap.

Continual expansion and enhancement to our products and services and their delivery is the key to the longevity of the program. With a continual focus to increase convenience through the use of technology and by offering a wide variety of market approaches, our products are designed to meet the needs of the passive, moderately active, and highly motivated self-directed investors.

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Find

An important part of our program is our Find component, which contains our discovery tools.

WG Money is a financial education tool designed to help people eliminate debt and improve their personal financial behaviors. WG Money includes education by Ross Jardine, America’s Money Mentor and educator. The goal of Mr. Jardine’s videos and articles is to teach people how to reduce debt, decrease spending, and FIND money they did not know they had. There are four sections of WG Money:

(1)	Cash Flow Quick Start: Eleven videos that include actionable assignments, education, and suggestions intended to help you make immediate changes that will improve your financial situation.

(2)	The Debt Freedom System: Digital version of Ross Jardine’s book, “The 60 Day Money Miracle.” The 12 chapters provide a map to a debt-free wealthy life.

(3)	Financial Tips and Strategies: Seven videos that include actionable assignments, education, and suggestions covering important categories, such as housing, credit cards, insurance, student loans, etc.

(4)	WG Money Media: Additional articles and tips to help you on your path to a debt-free wealthy life.

Deductr is a personal money management tool that we provide to all members through a partnership with Deductr. The Deductr personal finance manager allows its users to manage all of their personal finances from a single view. With this tool, users can create and monitor their budget and financial goals in a matter of minutes. Deductr’s personal finance manager tool has eight features:

(1)	Transparency–Simplify personal finances by seeing all accounts in one place.

(2)	Automation–Link bank accounts to see daily transactions, automatically categorized for easy identification.

(3)	Organization–Categorize your expenditures so you can see how you spend your money.

(4)	Management–Manage your spending by creating budgets or using the auto-budgeting feature.

(5)	Insights–View your spending trends at a glance, so you can implement a savings plan.

(6)	Debt Reduction–Review all of your debts together and use the debt reduction tools to pay them off faster.

(7)	Reporting–Track your net worth.

(8)	Results–Set financial goals and track your progress as you achieve them.

Deductr also includes a tax assistance feature making it easy to maximize both common and lesser-known tax benefits. Deductr can help you capture, document, and organize the expenses related to running your business right on your phone.

Grow

The heart of the program is our Grow component, which marries technology, market experience, and research to deliver strategies direct to individuals in seconds. We have trade strategies that cover U.S. equities options and indices, forex, and binary options.

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FxOnE is one of our most interactive forex products. FxOnE includes live forex binary options sessions with our market experts, as well as FOREX newsletter alerts delivered right to your phone. FxOnE also offers unique strategies and in-depth forex training.

●	FxOnE binary options sessions leverage very short-term strategies that give you immediate results in a relatively short amount of time. Live sessions are often as short as 15 minutes. The live session provides real-time strategies the user can implement while the experts identify setups and provide commentary to their activity. The user can then determine whether to take action.

●	FxOnE newsletter alerts give the user the opportunity to follow market experts while maintaining complete control of their money. With FxOnE’s forex alerts, our experts do the research and analysis and deliver that information, such as entry criteria, exit parameters, and position adjustments, to the user via email alerts. A lifetime of experience is delivered right to our members’ hands.

●	FxOnE alert tool is a convenience tool to help the user follow the alerts without interrupting the user. Our proprietary technology software allows the user to personalize the trade parameters and risk management so the user can participate even when not available.

FX Accelerator uses proprietary software and algorithmic technology to track the most active currency pairs in the forex market and monitor the forex market, identify opportunities, and send signals in real-time. The FX Accelerator is a higher volume strategy issuing 2 to 12 opportunities per day, employs a systematic arbitraging strategy, and uses extensive quantitative analysis of real-time price data to detect opportunities.

FX Multiplier 2.0 allows the user to be a part of the forex market as a liquidity provider, which is typically only available to institutions. Forex trading generally involves predicting the strength of one currency to another. The FX Multiplier 2.0, however, does not attempt to make market predictions; it simply relies on a performance-based algorithm and artificial intelligence technology to strategically accumulate inventory. The FX Multiplier 2.0 is active at all times, strategically controlling inventory. It moves with the market, holding inventory of currency ahead of the market so when that supply is in demand, small profits can be achieved on the inventory.

WG Equity Pack brings the knowledge and expertise of individuals who have been involved in the market for years directly to the user. Our market experts provide the financial technology, education, and research that allow the user to make decisions concerning his money in the market, while maintaining complete control of his money through an online brokerage of choice. Most equity pack strategies require a margin account, and users will need level four options approval or higher. Portfolio Builder is included in our equity pack. With Portfolio Builder, the user can decide which investment vehicles fit his financials goals. Our market experts select, analyze, and review a wide field of commission-free, exchange-traded funds providing self-directed individuals with an alternative to mutual funds.

WG Startups provides an opportunity for the user to identify and participate in early-stage businesses that may have potential to grow quickly.

WG Crypto provides education on the expanding cryptocurrency market. Customers who are interested in mining cryptocurrency are provided access to leasing of mining hardware/software/firmware.

WG University provides “best-in-class” education across a variety of topics with exclusive access to our market education library, live monthly webinars with our market experts, in-depth distributor training, personal development training, and much more. After watching and studying the videos and materials in WG University, the user will have a foundation in the global financial markets, a deeper understanding of how to manage finances effectively, and additional skills that will help the user’s entrepreneurial and professional endeavors.

Keep

The core component of our Keep philosophy is the Deductr software and its ability to track and manage potential tax write-offs, including automated mileage tracking in real-time. Fully deploying the capabilities of Deductr, an individual can see his up-to-the-minute potential tax write offs throughout the year. Tax season becomes a painless submission of Deductr reports versus the agonizing manual process of trying to calculate expenditures once per year.

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Our Packages

Each of our packages includes all three components of “find, grow, and keep” philosophy. The only change in package offerings is the type of financial research and education selected in the “grow” portion. Each of our product packages includes a 10-day, no questions asked return policy. Subscriptions can be cancelled at any time and are billed monthly.

Distribution Method

We use a network marketing distribution model to sell our product subscriptions. A current customer can participate in the optional bonus plan that rewards them for selling product subscriptions. We believe this component of our offering is extremely powerful as it provides:

●	an additional income stream for the member who becomes a distributor;

●	additional comfort discussing financial matters with people they know; and

●	a support system for the subscribers as they learn together and share their experiences.

The distribution model, while powerful, requires strict policies and procedures to ensure our presentation and messaging are accurate and compliant.

Regulatory Matters

Various laws and regulations in the United States and other countries regulate network marketing, or direct selling. These laws and regulations exist at many levels of government in several different forms, including statutes, rules, regulations, judicial decisions, and administrative orders. Generally, the regulations are directed at: (i) ensuring that product sales ultimately are made to consumers and that advancement within a sales organization is based on product sales rather than on investments in the organization or on other criteria that are not related to sales; and (ii) preventing the use of deceptive or fraudulent practices that have sometimes been inappropriately associated with legitimate direct selling and network marketing activities. Network marketing regulations are inherently fact-based and often do not include “bright line” rules. Additionally, we are subject to the risk that the regulations, or a regulator’s interpretation and enforcement of the regulations, could change.

Network marketing companies and the industry, in general, continue to experience significant media and public scrutiny in many countries. Several companies that use distribution methods similar to ours have been scrutinized and penalized in markets in which we operate. This scrutiny, along with the uncertainty of the laws and regulations pertaining to network marketing in many countries, can affect how a regulator or member of the public perceives us. We cannot predict the impact that this scrutiny may have on our business, the industry in general, or our stock price.

Competition

We face competition for each of our product categories, but do not have a similar competitor with the full suite of services offered by us. Each of the financial education products, alerts, tools, and newsletters face competition from similar product companies, such as TheStreet.com, Motley’s Fool, Jim Cramer, and similar subscription-based financial research services. The personal money management education and tools face competition from free mobile apps designed for the same purpose, although our personal money management does not advertise or entice the user to refinance and secure new loans and is a pure management tool that serves the individual and not the advertiser. Our tax management tools and education have limited competition, and we have deployed Deductr as our tool of choice. Our combined suite of products for one monthly subscription price, cancellable at any time by the user and distributed exclusively by the active members through the optional bonus plan for those who choose to sell the service to others, is what sets us apart.

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We believe our competitive advantages include:

●	one of the most generous bonus programs in the network marketing segment;

●	a management team with extensive experience in financial education and market strategy research/technology

●	a young and motivated distributor base;

●	a large demographic that services all genders, race, religion, and nationalities; and

●	a delivery platform that enables us to launch new products quickly and efficiently worldwide.

Our competitive weaknesses include translation challenges as we continue international expansion and components of our distributor backend that are programmed by third-party providers.

Intellectual Property

Our success is predicated on the adoption of new and innovative technology, education, and research, along with constantly improving convenience tools. The delivery of alerts and financial information through our platform provides various levels of automation that is programmed and designed by us exclusively for our products. We own the intellectual property for many of our products strategies and platform delivery mechanisms while we make other products available through licensed arrangements. In this way, we can continually offer a full suite of “best of breed” services to ensure our members are receiving the most value and leading-edge programs for their monthly subscription.

Government Regulation

We are a knowledge provider and educator, seeking to augment our members’ informed decision-making process, rather than a conductor of investment decisions or a representative of investment services. As such, our activities do not fall within the scope of securities industry regulation. We do not provide securities brokerage or investment advisory services. Our products and services also do not require that anyone conduct themselves as an investment advisor or broker. In fact, we encourage all representatives and users of our information services to seek unrelated investment professionals for securities-related activities.

We are subject to governmental regulation in connection with securities laws and regulations applicable to all publicly owned companies, as well as laws and regulations applicable to businesses generally. We are also increasingly subject to governmental regulation and legislation specifically targeting Internet companies, such as privacy regulations adopted at the local, state, national, and international levels and taxes levied at the state level. Due to the increasing popularity and use of the Internet, enforcement of existing laws, such as consumer protection regulations, in connection with web-based activities has become more aggressive, and it is expected that new laws and regulations will continue to be enacted at the local, state, national, and international levels. Any new legislation, alone or combined with increasingly aggressive enforcement of existing laws, could have a material adverse effect on our future operating performance and business.

Employees

As of January 10, 2018, we have 22 employees.

Corporate History

We were incorporated on April 20, 2005, under the laws of the state of Nevada as Uintah Mountain Copper Company. Thereafter we merged with a Utah corporation with the same name. On June 1, 2006, we changed our name to Voxpath Holding, Inc. Effective September 18, 2006, we merged with, and changed our name to, TheRetirementSolution.Com, Inc. On September 22, 2008, we merged with, and changed our name to, Global Investor Services, Inc. On March 26, 2012, we merged with, and changed our name to, InvestView, Inc. In connection with that merger, we reverse-split our outstanding common stock 200-to-one.

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On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. Therefore, effective April 1, 2017, Wealth Generators became our wholly owned subsidiary and its members became our stockholders, holding an aggregate of 90% of our then-outstanding shares of common stock.

Effective January 10, 2018, our capitalization consists of 10,000,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of blank check preferred stock, $0.001 par value, with 1,937,222,114 shares of common stock outstanding, and 6,569,810 shares of common stock reserved for options and warrants. No shares of preferred stock are outstanding.

MANAGEMENT

General

Our bylaws provide that the number of directors on our board will not be less than three or more than nine. Our board currently consists of three directors. The term of office of each director expires at the next annual meeting of the stockholders and when his or her respective successor is elected and has qualified. Our officers serve at the pleasure of the board of directors.

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Director Since	Position

Ryan Smith	52	03/17	Chief Executive Officer and Director
Annette Raynor	54	06/17	Chief Operating Officer and Director
Chad Miller	43	03/17	Director
William C. Kosoff	75	09/06	Acting Chief Financial Officer

Ryan Smith has served as our Chief Executive officer and a director and since March 31, 2017. From its inception in 2013 until March 31, 2017, Mr. Smith served as the Chief Executive Officer of Wealth Generators, LLC, our wholly owned subsidiary. Mr. Smith earned his BS from Brigham Young University in 2003.

Annette Raynor has served as our Chief Operating Officer since March 31, 2017, and as a director since June 6, 2017. From its inception in 2013 until March 31, 2017, Ms. Raynor served as the Chief Operating Officer of Wealth Generators, LLC, our wholly owned subsidiary. Ms. Raynor holds her Series 65-Registered Investment Advisor License and is a licensed realtor in the state of New Jersey.

Chad Miller was appointed as a director on June 6, 2017. Mr. Miller co-founded Wealth Generators in 2013. Prior to 2013, Mr. Miller held his Series 63-Uniform Securities License, Series 7-General Securities License, and Series 24-General Securities Principal License and was employed by various brokerage firms from 1999 through 2010.

William C. Kosoff has served as our acting Chief Financial Officer since April 2013. From September 2006 until his resignation in April 2017, Mr. Kosoff was a director. Mr. Kosoff has served in various positions, including Chief Financial Officer, Secretary, and Treasurer during the past seven years. Mr. Kosoff worked in the high technology industry for 45 years, serving in engineering, marketing, sales, and senior management positions with Rockwell International from 1960 to 1984. In 1984, he co-founded Telenetics Corp. and served as its President and Chief Executive Officer. In 1987 Telenetics became public through an IPO on Nasdaq and was acquired in 2006 by a private firm. Mr. Kosoff received his Bachelor of Arts in Physics from California State University in 1978 and earned a Professional Certificate in Accounting from New York University in 2010.

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Committees of the Board

We currently do not have nominating, compensation, or audit committees or committees performing similar functions nor do we have a written nominating, compensation, or audit committee charter. Our board of directors believes that it is not necessary to have these committees, at this time, because the directors can adequately perform the functions of such committees.

Executive Compensation

2017 Summary Compensation Table

The following table sets forth, for each of our last two completed fiscal years, the dollar value of all cash and noncash compensation earned by any person who was our principal executive officer during the preceding fiscal year, our two most highly compensated other executive officers who were serving in such capacities as of the end of the preceding fiscal year, and each of our two other highest compensated executive officers earning more than $100,000 during the last fiscal year (“Named Executive Officers”):

Name and Principal Position	Year Ended Dec. 31	Salary ($)		Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Warrant Awards	Non Equity Incentive Plan Compen- sation	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(1)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)	(j)

Dr. Joseph J. Louro	2017	$150,000	(1)	—	—	—	—	—	—	—	$150,000	(1)
CEO and Chairman	2016	300,000	(1)	—	—	—	—	—	—	—	300,000	(1)
William C. Kosoff	2017	95,704	(2)	—	—	—	—	—	—	—	95,704	(2)
Controller and CFO	2016	87,850	(2)	—	—	—	—	—	$62,250	—	150,000	(2)
Ryan Smith	2017	80,000	(3)	—	—	—	—	—	115,000	—	195,000	(3)
CEO and Founder	2016	99,750	(3)	—	—	—	—	—	27,500	—	127,250	(3)
Annette Raynor	2017	80,000	(4)	—	—	—	—	—	115,000	—	195,000	(4)
COO and Founder	2016	99,750	(4)	—	—	—	—	—	27,500	—	127,250	(4)
Chad Miller	2017	40,000	(5)	—	—	—	—	—	155,000	—	195,000	(5)
Director and Founder	2016	26,000	(5)	—	—	—	—	—	67,500	—	127,250	(5)
Mario Romano	2017	80,000	(6)	—	—	—	—	—	115,000	—	195,000	(6)
Finance and Founder	2016	99,750	(6)	—	—	—	—	—	27,500	—	127,250	(5)

(1)	Dr. Joseph Louro agreed to receive $1 per year in cash compensation until we reach positive cash flow from operations on a consistent basis before taking any cash compensation. Dr. Louro voluntarily reduced his accrued compensation during fiscal years 2016 and 2017 commensurate with the decline in revenues. Dr. Louro did not receive any cash compensation during the year ending March 31, 2017, and settled his accrued $150,000 for 3,000,000 shares of our restricted common stock.
(2)	William Kosoff was not compensated with any cash for salary during the year ending March 31, 2017. He accrued $95,704, which was settled for 1,914,080 shares of our restricted common stock. Mr. Kosoff was furloughed in December of 2015 due to working capital constraints. Per his employment contract, a total of $62,250 was accrued during fiscal year 2016.
(3)	A portion of Ryan Smith’s compensation was paid to Kays Creek Capital, an entity in which Mr. Smith is an owner.
(4)	A portion of Annette Raynor’s compensation was paid to Wealth Engineering LLC, an entity in which Ms. Raynor is a 34.5% owner.
(5)	A portion of Chad Miller’s compensation was paid to Kays Creek Capital, an entity in which Mr. Miller is an owner.
(6)	A portion of Mario Romano’s compensation was paid to Wealth Engineering LLC, an entity in which Mr. Romano is a 34.5% owner.

Stock Option Plan

The following table summarizes the changes in employee stock options outstanding and the related prices for the shares of our common stock issued to our employees under two employee stock option plans.

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The nonqualified plan adopted in 2007 is for 65,000 shares, of which 47,500 had been granted as of March 31, 2016. The qualified plan adopted in October 2008 and approved by a majority of our shareholders on September 16, 2009, authorizes 125,000 shares, of which 42,500 shares had been granted as of March 31, 2016.

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number	Average	Contractual	Intrinsic
	of Shares	Exercise Price	Life (years)	Value

Options outstanding at March 31, 2015	37,500	$10.20	4.33	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Canceled/expired	—	—	—	—
Options outstanding at March 31, 2016	37,500	$10.20	3.33	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Canceled/expired	(2,500)	—	—	—
Options outstanding at March 31, 2017	35,000	$10.00	2.51	$—

Options exercisable at March 31, 2017	35,000	$10.00	2.51	$—

Employment Agreements

On October 10, 2017, we entered into employment agreements with Ryan Smith, our Chief Executive Officer; Annette Raynor, our Chief Operations Officer and Corporate Secretary; and Chad Miller, our Chief Visionary Officer. Each of the agreements provides for: (i) five-year term, with three consecutive terms unless terminated; (ii) an annual salary of $225,000 with annual increases and performance-based bonuses, if appropriate; (iii) incentive, retirement, pension, profit sharing, stock option, health, medical, or other employee benefit plans as provided to our employees generally; (iv) disability benefits; and (v) termination payments of three times the executive’s annual salary if the executive is terminated without cause and one year of salary if the executive is terminated for cause.

On February 6, 2007, we entered into a two-year employment contract with William Kosoff to serve as President and Chief Financial Officer, which automatically renews for a successive two-year term, unless terminated. In December 2015, we furloughed Mr. Kosoff and accrued salary of $62,250 pursuant to his agreement. The agreement provides a first year annual salary of $150,000, with annual increases and performance-based bonuses. At the present time, Mr. Kosoff’s annual salary is $50,000.

Director Compensation

Cash compensation for outside directors has been suspended, except for reimbursement of reasonable and ordinary expenses. During the year ending March 31, 2017, compensation for all four directors was 806,816 shares for each director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm’s-length negotiations.

A summary of outstanding related-party payables as of March 31, 2017 and 2016, is as follows:

	2017	2016
Note payable, due July 31, 2015(1)	$—	$95,000
Convertible notes payable, due June 30, 2017(2)	—	258,799
Accrued interest	—	45,010
Advances(3)	127,199	156,573
Accrued salaries and wages(4)	5,000	472,960
Total	132,199	1,028,342
Less: Short term portion	132,199	733,241
Long term portion	$—	$295,101

(1)

On August 1, 2014, we issued a Secured Promissory Note payable to a board member and significant shareholder for $120,000, bearing interest at 5% per annum payable until paid. The note is payable the earlier of July 31, 2015, or receipt of proceeds from operations from Vickrey Brown Investments, LLC, then our majority-owned subsidiary. The note was secured by 240,000 shares of our common stock and our right, title, and interest in Vickrey Brown Investments, LLC. During the year ended March 31, 2016, we paid an aggregate of $25,000 towards the principal of the note. During the year ended March 31, 2017, we issued 2,082,680 shares of common stock for $95,000 of note principal and $12,287 of accrued interest to reduce this liability to zero.

(2)

On August 6, 2012, we issued a $100,000 convertible promissory note with interest at 8% per annum, due August 6, 2015, to our former chief executive officer. The note was convertible into our common stock at $4.00 per share. In connection with the issuance of the note, we issued a warrant to purchase 12,500 shares of common stock at $6.00 per share over five years. On June 30, 2014, we exchanged the convertible note and warrant to acquire our common stock for new convertible note and warrant.

On August 12, 2012, we issued a $100,000 convertible promissory note with interest at 8% per annum, due August 12, 2015, to our former chief operating officer. The note was convertible into our common stock at $4.00 per share. In connection with the issuance of the note, we issued a warrant to purchase 12,500 shares of our common stock at $6.00 per share over five years. On June 30, 2014, we exchanged the convertible note and warrant to acquire our common stock for new convertible note and warrant.

We issued an aggregate of $258,799 maturing related-party notes and accrued interest due June 30, 2017, in exchange for the cancellation of $200,000 previously issued convertible notes, accrued interest of $35,260, and an incentive of $23,539. The promissory notes bear interest at a rate of 8% and can be convertible into 258,799 shares of our common stock, at a conversion rate of $1.00 per share. Interest will also be converted into common stock at the conversion rate of $1.00 per share.

In connection with the issuance of the new promissory notes, we issued a detachable warrant granting the holder the right to acquire an aggregate of 258,799 shares of our common stock at $1.50 per share, net cancellation of previously issued a warrant to purchase 25,000 shares of our common stock at $6.00 per share. The new warrant expires five years from the issuance.

(3)

Related parties and shareholders periodically advance noninterest bearing operating funds to us. These advances are due on demand and unsecured. Effective March 31, 2017, our chief financial officer forgave advances totaling $60,853 that he had provided to us.

(4)	During the year ended March 31, 2017, we issued 5,812,500 shares of common stock to our chief executive officer and chief financial officer for wages of $472,960 accrued in prior years. Additionally, we issued 14,357,080 shares of common stock to our chief executive officer and chief financial officer for current period wages valued at $503,639.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, a limited liability company, each of which were accredited investors, pursuant to which the members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. Our officer Annette Raynor is an owner of Wealth Engineering LLC and our officer Chad Miller is an owner of CR Capital Holdings LLC. Both Wealth Engineering LLC and CR Capital Holdings LLC were members of Wealth Generators, and as a result of the Contribution Agreement, are now principal stockholders of our company.

On October 10, 2017, we entered into a compensation agreement with Mario Romano, our Director of Finance and Investor Relations. The agreement provides for an annual salary of $225,000 and includes termination payments of three times Mr. Romano’s annual salary if he is terminated without cause and one year of salary if he is terminated for cause.

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On October 11, 2017, we entered into a revenue agreement with our four founders, Ryan Smith, Annette Raynor, Chad Miller, and Mario Romano. Under the terms of that agreement, each of the founders is entitled to receive a payment of three quarters of one percent (0.75%) of our gross revenues, calculated and paid on a monthly basis, as consideration for founding the Company. The right to receive these payments is permanent and irrevocable and is not connected with their employment with the Company.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of December 6, 2017, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of the Named Executive Officers and directors; and (iii) our directors and Named Executive Officers as a group, based on 1,937,222,114 shares of common stock outstanding and after giving effect to the sale of all 95,702,075 shares of common stock in this offering. Except as otherwise indicated, each stockholder listed below has sole voting and investment power over the shares beneficially owned:

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock Before Offering (2)	Percentage of Common Stock After Offering(2)

Principal Stockholders:
CR Capital Holdings LLC(3)	649,444,710	33.7%	32.1%
Wealth Engineering LLC(4)	112,500,000	5.8	5.6
Wealth Colony LLC(5)	101,900,708	5.3	5.0

Directors and Officers:
Chad Miller, Chairman(3)	649,444,710	33.7	32.1
Ryan Smith, CEO and Director(3)	649,444,710	33.7	32.1
Annette Raynor, COO and Director(4)(6)	217,500,000	11.3	10.8
Mario Romano, Treasurer(4)(7)	217,500,000	11.3	10.8
William C. Kosoff, Acting CFO	4,940,540	*	*

All Officers and Directors as a group (5 persons)(3)(4)(6)(7)	976,885,250	50.7%	48.3%

*	Less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o InvestView Inc., 12 South 400 West, Salt Lake City, UT 84101.
(2)	Applicable percentage ownership is based on 1,937,222,114 shares of common stock outstanding as of January 10, 2018, together with securities exercisable or convertible into shares of common stock within 60 days of that date, for each stockholder.
(3)	CR Capital Holdings LLC acquired 649,444,710 shares of common stock upon the closing of the Contribution Agreement with members of Wealth Generators pursuant to which we acquired Wealth Generators. Our directors Ryan Smith and Chad Miller each own 50% of CR Capital Holdings LLC and, as a result, have voting and dispositive control of these shares. Therefore, they are deemed to be the beneficial owners of our shares of common stock.
(4)	Wealth Engineering LLC, 745 Hope Road, Eatontown, NJ 07724, acquired 408,501,693 shares of our common stock upon the closing of the Contribution Agreement. All but 112,500,000 of those shares have now been distributed to its members. These shares are owned by all members of Wealth Engineering LLC. Our officers Mario Romano and Annette Raynor are two of its members. In addition, Mr. Romano is the CEO of Wealth Engineering and co-founded Wealth Generators in 2013, and Ms. Raynor serves as the COO of Wealth Engineering LLC. Combined Mr. Romano and Ms. Raynor have voting and shared dispositive control of these shares.
(5)	Wealth Colony LLC, 745 Hope Road, Eatontown, NJ 07724, acquired 101,900,708 shares of our common stock upon the closing of the Contribution Agreement. There are multiple owners of Wealth Colony LLC.
(6)	In addition to the 112,500,000 shares owned by Wealth Engineering LLC, Ms. Raynor owns 105,000,000 shares personally.
(7)	In addition to the 112,500,000 shares owned by Wealth Engineering LLC, Mr. Romano owns 105,000,000 shares personally.

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Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

THE EQUITY PURCHASE TRANSACTION

General

On December 6, 2017, we entered into a Securities Purchase Agreement (the SPA) and a Registration Rights Agreement with D-Beta One EQ, Ltd., a Cayman Islands entity, and a Standby Equity Distribution Agreement (the SEDA) with YAII PN, Ltd., a Cayman Islands entity. Although D-Beta One EQ and YAII PN are affiliates of each other, they are not our affiliates. The Registration Rights Agreement requires us to file a registration statement registering D-Beta One EQ’s resale of the shares within 60 calendar days.

Under the terms of the SPA with D-Beta One EQ, we agreed to sell 20,000,000 shares of our common stock for $650,000, or $0.0325 per share. Ten million shares were delivered at closing for $325,000, with the other 10 million shares will be delivered when we have successfully increased our authorized shares and filed this registration statement. If all 20 million shares offered were sold, they would represent 1% of the total number of shares of our common stock outstanding as of the date of this prospectus.

Under the SEDA, YAII PN agreed to purchase up to $5.0 million of our common stock at our request during the 36 months following the date of the agreement and 71,428,571 shares of our common stock are being offered under this prospectus, and the resale of these shares is included in this registration statement. The shares will be purchased at 87.5% of the lowest daily volume weighted average price of the common stock in the five consecutive trading days following our delivery of an advance notice and are subject to certain limitations, including that YAII PN cannot purchase any shares that would result in it owning more than 4.99% of our common stock. We paid a commitment fee of 4,273,504 shares upon signing of the agreement, and the resale of those shares is also included in this statement. We will control the timing and amount of any of our sales of our common stock to YAII PN. We may, at any time in our sole discretion, terminate the SEDA without fee, penalty, or cost upon prior written notice. If all of the 75,702,075 shares offered by YAII PN under this prospectus were sold, they would represent 3.8% of the total number of shares of our common stock outstanding as of the date of this prospectus. If we elect to issue and sell more than the 75,702,075 shares offered under this prospectus to YAII PN, we must first register for resale any such additional shares under the Securities Act. The number of shares ultimately offered for resale by YAII PN is dependent upon the number of shares we sell to it under the SEDA, which in turn is a function of the market price for our common stock at the time of sale.

If all 95.7 million shares offered were sold, they would represent 4.7% of the total number of shares of our common stock outstanding and 9% of the total number of outstanding shares held by nonaffiliates as of the date of this prospectus.

Purchase of Shares under the SEDA

We may, from time to time and at our sole discretion, request that YAII PN purchase shares of our common stock. The purchase price per share will be equal to 87.5% lowest daily volume weighted average price of the common stock in the five consecutive trading days immediately following our delivery of an advance notice to YAII PN to purchase the shares. There is no minimum amount that we may require YAII PN to purchase at any one time. The closing of the sale of the shares will occur on the sixth trading day following our delivery of the advance notice to YAII PN to purchase the shares.

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We have agreed that we will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of any of our securities during the period beginning on the fifth trading day immediately before an advance notice date and ending on the fifth trading day immediately following the corresponding advance date. Other than as set forth above, there are no trading volume requirements or restrictions under the SEDA, and we will control the timing and amount of any sales of our common stock to YAII PN.

Under the SEDA, the following conditions must be satisfied in order for us to sell shares of our common stock to YAII PN:

●	Our representations and warranties contained in the SEDA must be true and correct in all material respects.

●	The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be effective for the sale by YAII PN of the shares to be purchased by YAII PN. We will have filed with the SEC all reports, notices, and other documents required under the Exchange Act and applicable SEC regulations during the 12-month period immediately preceding the applicable condition satisfaction date (as that term is defined in the SEDA).

●	We will have obtained all permits and qualifications required by any applicable state for the offer and sale of the common stock the exemptions therefrom. The sale and issuance of the common stock will be legally permitted by all laws and regulations to which we are subject.

●	No “material outside event” (as that term is defined in the SEDA) will have occurred and be continuing.

●	We will have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the SEDA to be performed, satisfied, or complied with by us at or prior to each condition satisfaction date.

●	No statute, rule, regulation, executive order, decree, ruling, or injunction will have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by the SEDA, and no proceeding shall have been commenced that may have a material adverse effect.

●	The common stock is quoted trading on a “principal market” (as that term is defined in the SEDA) and all of the shares issuable pursuant to such advance notice will be listed or quoted for trading on such principal market, and we believe, in good faith, that trading of the common stock on a principal market will continue uninterrupted for the foreseeable future. The issuance of common stock with respect to the applicable advance notice will not violate the shareholder approval requirements of the principal market. We will not have received any notice threatening the continued quotation of the common stock on the principal market.

●	There shall be a sufficient number of authorized but unissued and otherwise unreserved common stock for the issuance of all of the shares issuable pursuant to such Advance Notice.

●	YAII PN received the advance notice executed by our officer and the representations contained in such advance notice will be true and correct as of the applicable condition satisfaction date.

●	Except with respect to the first advance notice, we have delivered all shares relating to all prior advances.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to YAII PN to terminate the SEDA.

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Effect of Performance of the SPA and SEDA on Our Stockholders

All shares of common stock registered in this offering are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period commencing on the date that the registration statement, including this prospectus, becomes effective through the next 36 months. The sale by the selling stockholders of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile.

YAII PN may ultimately purchase all, some, or none of the shares of common stock not yet issued but registered in this offering. If we sell these shares to YAII PN, it may sell all, some, or none of such shares. Therefore, sales to YAII PN by us under the SEDA may result in substantial dilution to the interests of other stockholders. In addition, if we sell a substantial number of shares to YAII PN under the SEDA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with YAII PN may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price at which we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to YAII PN, and the SEDA may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the SEDA, we have the right, but not the obligation, to direct YAII PN to purchase up to $5 million of our common stock. Depending on the price per share at which we sell our common stock to YAII PN, we may be authorized to issue and sell to YAII PN more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by YAII PN under this prospectus is dependent upon the number of shares we direct YAII PN to purchase under the SEDA.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of up to 20,000,000 shares of our common stock by D-Beta One EQ, Ltd., and up to 75,702,075 shares of our common stock to YAII PN, Ltd., together, the selling stockholders. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the agreements executed in connection with the selling stockholders’ agreement to purchase the shares.

Pursuant to the Registration Rights Agreement, which we entered into on December 6, 2017, concurrently with our execution of the SPA and SEDA, we agreed to provide certain registration rights respecting sales by D-Beta One EQ, Ltd. and YAII PN Ltd. of the shares of our common stock issued to them under the SPA and the SEDA. See the description under the heading “The Equity Purchase Transactions” for more information.

The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to them. The selling stockholders may sell some, all, or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling stockholders regarding the sale of any of the shares.

The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders, and reflects their holdings as of January 10, 2018. Except as described herein, neither the selling stockholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with our company or any of our predecessors or affiliates. As used in this prospectus, the term “selling stockholders” includes the selling stockholders and any of its respective donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale-related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

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The percentage of shares beneficially owned before the offering is based on 1,937,222,114 shares of our common stock actually outstanding as of January 10, 2018:

Selling stockholders	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering(1)	Shares to be Sold in this Offering(2)	Number Of Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering

D-Beta EQ One Ltd.	10,000,000	<1.0%	20,000,000	—	—
YAII PN Ltd.(4)	4,273,504	<1.0%	75,702,075	—	—

(1)	Based on 1,937,222,114 outstanding shares of our common stock as of January 10, 2018. Although we may, at our discretion, elect to issue to YAII PN up to an aggregate amount of $5 million in our common stock under the SEDA, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(2)	Assumes that selling stockholders will sell all shares available for sale in this offering.

(3)	Mark Angelo is a member of the investment manager of D-Beta One EQ Ltd., and will have investment and voting control over the shares purchased by it.

(4)	Mark Angelo is a member of the general partner of the investment manager of YAII PN, and will have investment and voting control over the shares purchased by it.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their common stock on the OTC Markets or any other stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	an agreement with broker-dealers to sell a specified number of shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

YAII PN is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

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YAII PN is, and any broker-dealers or agents that are involved in selling the shares may be deemed to be, “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions, and markups that, in the aggregate, would exceed 8%.

Because YAII PN is an “underwriter” within the meaning of the Securities Act, it is subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter (other than YAII PN) or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We have agreed to keep this prospectus effective until the earlier of: (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the common stock sold by the selling stockholders and will bear all expenses related to the registration of this offering, but will not pay for any commissions, fees, or discounts, if any, relating to the sale of the common stock sold by the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the Securities and Exchange Commission.

Regulation M

We have informed the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”) with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

38

We have also advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of Common Stock by the Selling Stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while the Selling Stockholder is distributing shares covered by this prospectus. Regulation M may prohibit the Selling Stockholder from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation, as amended, authorize us to issue 10,010,000,000 shares of capital stock, consisting of 10,000,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority stockholders would not be able to elect any persons to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings, except respecting certain matters for which a greater percentage quorum is required by statute or the bylaws.

Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends in the foreseeable future.

Preferred Stock

Our amended and restated articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock. The board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights or restrictions, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute a common stockholder’s interest, and depress the price of our common stock.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders.

39

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC, Washington, D.C. 20549, under the Securities Act, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The SEC’s World Wide Web address is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were made as of an earlier date. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements, and other information with the SEC in accordance with requirements of the Exchange Act. These periodic reports, proxy statements, and other information are available for inspection and copying at the regional offices, public reference facilities, and Internet site of the SEC referred to above. We make available through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our website is located at http://www.InvestView.com. You can also request copies of such documents, free of charge, by contacting us at 888-217-8720.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

LEGAL MATTERS

Certain legal matters respecting the validity under Nevada law of the common stock to be sold by the selling stockholders have been passed upon for us by Michael Best & Friedrich LLP.

EXPERTS

The consolidated financial statements as of March 31, 2016, and for the year in the period ended March 31, 2016, included in this Form S-1 have been so included in reliance upon the report of Liggett & Webb P.A., an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

The consolidated financial statements as of March 31, 2017, and for the year in the period ended March 31, 2017, included in this Form S-1 have been so included in reliance upon the report of Haynie & Company, an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting. Haynie & Company also audited the financial statements of Wealth Generators, LLC, for the fiscal years ended March 31, 2017 and 2016.

40

INVESTVIEW, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Investview, Inc.

We have audited the accompanying consolidated balance sheet of Investview, Inc. as of March 31, 2017, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for year then ended. Investview, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Investview, Inc. as of March 31, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and its current cash flow is not enough to meet current needs. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Haynie & Company

Haynie & Company
Salt Lake City, Utah
July 12, 2017

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Investview, Inc.

We have audited the accompanying consolidated balance sheet of Investview, Inc. (the Company) as of March 31, 2016, and the related consolidated statements of operations, deficiency in stockholders’ equity and cash flows for the year then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2016, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note 2, the Company has suffered recurring losses from operations and has a significant accumulated deficit as of March 31, 2016, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liggett & Webb, P.A.

New York, New York
July 14, 2016
F-3

INVESTVIEW, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$3,550	$7,697
Receivables	150,000	-
Deferred costs	-	1,793
Total current assets	153,550	9,490

Total assets	$153,550	$9,490

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$417,025	$1,078,465
Deferred revenue	5,807	13,128
Related party payables	132,199	704,241
Settlement payable	344,392	344,392
Debt, current portion	73,011	378,460
Current liabilities of discontinued operations	120,266	120,266
Derivative liability, short term portion	37,157	194,087
Total current liabilities	1,129,857	2,833,039

Debt, long term portion	-	1,399,190
Related party payables, long term portion	-	295,101
Derivative liability, long term portion	-	64,721
Long term liabilities	-	1,759,012

Total liabilities	1,129,857	4,592,051

Commitments and contingencies	-	-

STOCKHOLDERS' DEFICIT
Preferred stock, par value: $0.001; 10,000,000 shares authorized, none issued and outstanding as of March 31, 2017 and 2016	-	-
Common stock, par value $0.001; 2,000,000,000 and 60,000,000 shares authorized; 125,889,455 and 14,966,911 issued and 125,888,155 and 14,965,611 outstanding as of March 31, 2017 and 2016, respectively	125,890	14,967
Additional paid in capital	97,774,514	96,282,849
Common stock subscriptions (receivable)	-	(250,000)
Treasury stock, 1,300 shares	(8,589)	(8,589)
Accumulated deficit	(98,868,122)	(100,621,788)
Total stockholders' deficit	(976,307)	(4,582,561)

Total liabilities and stockholders' deficit	$153,550	$9,490

The accompanying notes are an integral part of these consolidated financial statements.

F-4

INVESTVIEW, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,
	2017	2016

Revenue, net:	$131,465	$353,926

Operating costs and expenses:
Cost of sales and service	3,257	43,484
Selling, general and administrative	980,579	1,975,255
Total operating costs and expenses	983,836	2,018,739

Net loss from operations	(852,371)	(1,664,813)

Other income (expense):
Gain on derivative valuation	84,284	246,939
Gain on debt extinguishment	3,170,326	-
Loss on disposal of subsidiaries	-	(26,058)
Interest expense	(648,573)	(660,498)
Total other income (expense)	2,606,038	(439,617)

Income (loss) before income taxes	1,753,666	(2,104,430)

Income tax expense	-	-

Net income (loss)	$1,753,666	$(2,104,430)

Income (loss) per common share, basic and diluted	$0.05	$(0.14)

Weighted average number of common shares outstanding, basic and diluted	38,153,419	14,616,664

The accompanying notes are an integral part of these consolidated financial statements.

F-5

INVESTVIEW, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

YEARS ENDED MARCH 31, 2017 AND 2016

				Common
			Additional	Stock
	Common Stock		Paid in	Subscription	Treasury	Accumulated	Non-controlling
	Shares	Amount	Capital	Receivable	Stock	Deficit	Interest	Total
Balance, March 31, 2015	14,535,076	$14,535	$96,018,216	$(250,000)	$(8,589)	$(98,517,358)	$(56,165)	$(2,799,361)
Common stock issued for services	331,835	332	92,653	-	-	-	-	92,985
Common stock issued in settlement of debt	100,000	100	9,790	-	-	-	-	9,890
Reclass derivative liability to equity upon convertible note payoff	-	-	162,190	-	-	-	-	162,190
Disposal of majority owned subsidiary	-	-	-	-	-	-	56,165	56,165
Net loss	-	-	-	-	-	(2,104,430)	-	(2,104,430)
Balance, March 31, 2016	14,966,911	14,967	96,282,849	(250,000)	(8,589)	(100,621,788)	-	(4,582,561)
Common stock issued for cash	10,670,840	10,671	146,829	-	-	-	-	157,500
Common stock issued for services	6,072,200	6,072	25,703	-	-	-	-	31,775
Common stock issued in payment of compensation	21,069,580	21,070	962,666	-	-	-	-	983,736
Common stock issued for director fees	400,000	400	25,400	-	-	-	-	25,800
Common stock issued in settlement of debt	72,709,924	72,710	303,289	-	-	-	-	375,999
Reclass derivative liability to equity upon convertible note payoff	-	-	277,778	-	-	-	-	277,778
Write off of Subscription Receivable	-	-	(250,000)	250,000	-	-	-	-
Net Income	-	-	-	-	-	1,753,666	-	1,753,666
Balance, March 31, 2017	125,889,455	$125,890	$97,774,514	$-	$(8,589)	$(98,868,122)	$-	$(976,307)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

INVESTVIEW INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,753,666	$(2,104,430)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	310,484	171,263
Amortization of deferred compensation	-	121,288
Stock issued for services and compensation	557,766	92,985
Loan fees on new borrowings	17,176	343,827
New derivatives recorded as loan fees	159,132	-
(Gain) loss on derivative valuation	(84,284)	(246,939)
(Gain) loss on debt settlement	(3,170,326)	-
Changes in operating assets and liabilities:
Receivables	(150,000)	57,076
Deferred costs	1,793	884
Prepaid and other assets	-	106,664
Accounts payable and accrued liabilities	265,801	223,158
Deferred revenue	(7,321)	(28,457)
Accrued Interest	133,915	128,615
Accrued Interest - related parties	19,178	25,524
Net cash (used in) operating activities	(193,019)	(1,108,542)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (repayments) for related party payables, net	65,480	57,594
Proceeds from new lending	92,500	375,010
Repayments for debt	(126,607)	(122,102)
Proceeds from the sale of stock	157,500	-
Net cash provided by financing activities	188,872	310,502

Net decrease in cash and cash equivalents	(4,147)	(798,040)
Cash and cash equivalents-beginning of period	7,697	805,737
Cash and cash equivalents-end of period	$3,550	$7,697

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-
Non cash financing activities:
Common stock issued for accounts payable and accrued liabilities	$173,647	$-
Common stock issued in settlement of debt	$2,119,024	$3,000
Common stock issued for related party payables	$890,948	$-
Subscription receivable recorded as contributed capital	$250,000	$-
Derivative recorded as a debt discount	$127,208	$-
Reclass derivative from liability to equity upon debt payoff	$277,778	$162,190

The accompanying notes are an integral part of these consolidated financial statements.

F-7

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

Business and Basis of Presentation

Investview, Inc. (the "Company" or “INVU”) was incorporated on August 10, 2005 under the laws of the State of Nevada as Voxpath Holding, Inc. On September 16, 2006, the Company changed its name to TheRetirementSolution.Com, Inc., on October 1, 2008 to Global Investor Services, Inc. and on March 27, 2012 to Investview, Inc. The Company currently markets directly and through its marketing partners as well as online, certain investor products and services that provide financial and educational information to its prospective customers and to its subscribers.

In August 2014, the Company formed Vickrey Brown Investments, LLC, a limited liability company under the laws of California with 51% membership interests specializing in investment strategies which combine quantitative strategies, forensic accounting and volatility controls. At formation, the minority members paid an aggregate of $1,000 as equity contribution. The Company contributed $120,000 as equity contribution and is contingently obligated to issue 500,000 shares of common stock upon achieving certain milestones (as defined). Prior to all distributions, the Company is to receive 25% of all revenue generated until at which time the $120,000 equity contribution of the Company has been paid.

On December 4, 2014, the Company formed GGI Inc., a corporation organized under the laws of Delaware for the purchase certain assets including the source code and platform use for the development of an electronic marketplace to facilitate impact investing. On December 27, 2014, the Company exchanged 21% ownership of GGI Inc. for two employment agreements. In connection with the aforementioned exchange, the Company charged 21% of the fair value of the net assets distributed of $338,050 as employee compensation expense. On March 13, 2015, the Company sold GGI, Inc. in exchange for $1,147,500 cash, assumption of $579,452 of debt and return of an aggregate of 1,350,000 shares of the Company’s common stock previously issued to acquire CertusHoldings, Inc.

On December 27, 2015, the Company entered into a Second Amended and Restated Operating Agreement whereby the Company surrendered its equity ownership in Vickrey Brown Investments LLC and transferred ownership of SAFE Management LLC (“Safe”) in exchange for 25% of all revenue generated by Vickrey Brown Investments, LLC until an aggregate of $120,000 has been paid and 30.6% of remaining and future revenue

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Investment Tools & Training, LLC ("ITT") and Razor Data Corp ("Razor"). All significant inter-company transactions and balances have been eliminated in consolidation.

On March 31, 2017, the Company entered into a Contribution Agreement with the members of Wealth Generators, LCC, a limited liability company (“Wealth Generators”), pursuant to which the Wealth Generators Members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of the common stock of the Company. The closing of the Wealth Generators Contribution occurred after close of business on March 31, 2017, therefore, effective April 1, 2017, Wealth Generators became a wholly owned subsidiary of the Company and the former members of Wealth Generators control the majority of the Company’s outstanding common stock (see Note 13).

Revenue Recognition

For revenue from product sales and services, the Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company defers any revenue for which the product or services has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

F-8

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

Revenue arises from subscriptions to the websites/software, workshops, online workshops and training and coaching/counseling services where the customers are charged a monthly subscription fee for access to the online training and courses and website/data.  Revenues are recognized in the month the product and services are delivered.

The Company sells its products separately and in various bundles that include website/data subscriptions, educational workshops, online workshops and training, one-on-one coaching and counseling sessions, along with other products and services. The deferral policy for each of the different types of revenues is summarized as follows:

Product	Recognition Policy
Live Workshops and Workshop Certificates	Deferred and recognized as the workshop is provided or certificate expires

Online training and courses	Deferred and recognized a.) as the services are delivered, or b.) when usage thresholds are met, or c.) on a straight-line basis over the initial product period

Website/data fees (monthly)	Not deferred, recognized in the month delivered

Website/data fees (pre-paid subscriptions)	Deferred and recognized on a straight-line basis over the subscription period

Cost of Sales and Service

The cost of sales and service consists of the cost of the data feeds that supply twenty minute delayed stock market data to the Company’s stock analysis software based tool, external partner commissions and other costs associated with the repair or maintenance of the website.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2017 and 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, notes payable, convertible notes payable, derivative liabilities and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Derivative Liability

The Company accounts for derivatives in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At March 31, 2017 and 2016, the Company did not have any derivative instruments that were designated as hedges. See Note 6 for discussion of the Company’s derivative liabilities.

F-9

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

Stock-Based Compensation

The Company accounts for its stock based awards in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”), which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to its employees and directors, including employee stock options and restricted stock awards. The Company estimates the fair value of stock options granted using the Black-Scholes valuation model. This model requires the Company to make estimates and assumptions including, among other things, estimates regarding the length of time an employee will retain vested stock options before exercising them, the estimated volatility of our common stock price, and the number of options that will be forfeited prior to vesting. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

Changes in these estimates and assumptions can materially affect the determination of the fair value of stock-based compensation and consequently, the related amount recognized in the Company’s consolidated statements of operations.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $598 and $1,654 for the years ended March 31, 2017 and 2016, respectively.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents. As of March 31, 207 and 2016 the Company had no cash equivalents.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit of $250,000. As of March 31, 207 and 2016 the Company had no amounts in excess of the FDIC insurance limit.

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of derivative liability and stock compensation accounting versus basis differences.

Net Income (Loss) per Share

The Company follows Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Convertible debt, stock options and warrants (17,045,455, 35,000, and 6,534,810, respectively, as of March 31, 2017) have been excluded common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 creates a new topic in the ASC Topic 606 and establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics, and expands and improves disclosures about revenue. In addition, ASU 2014-09 adds a new Subtopic to the Codification, ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers, to provide guidance on costs related to obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer that are not in the scope of another ASC Topic. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016, including interim periods therein. Early application is not permitted. Management is in the process of assessing the impact of ASU 2014-09 on the Company’s financial statements.

F-10

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The Company’s consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant recurring losses which have resulted in an accumulated deficit of $98,868,122, net loss from operations of $852,371 and a working capital deficit of $976,307 as of and for the year ended March 31, 2017 which raises substantial doubt about the Company’s ability to continue as a going concern.

During the year ended March 31, 2017, the Company raised $92,500 in cash proceeds from the issuance of a notes and entering into a based factoring agreement, net of repayments, and received proceeds from the sale of stock of $157,500.  Additionally, effective April 1, 2017 in conjunction with a Contribution Agreement dated March 31, 2017, Wealth Generators, LLC became a wholly owned subsidiary of the Company through a reverse-merger and the Company effectively succeeded its operations to Wealth Generators. Subsequent to March 31, 2017 Wealth Generators received cash proceeds of $825,000 and $30,000 from new debt and equity financing arrangements, respectively (see Note 13).

The Company's primary source of operating funds since inception has been cash proceeds from the private placements of common stock and proceeds from private placements of convertible and other debt.  However, through Wealth Generators the Company plans to reduce obligations and fund the Company with cash flow provided by operations. The Company also intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities. If the Company is unable to fund the Company through operations or raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support increased operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

3. SETTLEMENT PAYABLE

On January 20, 2009, the Company received $200,000 in exchange for a promissory note, payable, due July 20, 2009 with interest due monthly at 20% per annum. The note was secured by common stock of the Company and was personally guaranteed by certain officers of the Company. The note contained certain first right of payment should the Company be successful in raising $500,000 to $1,500,000 in a Private Placement Offering before any payments could be distributed from the escrow at the offering. In connection with the issuance of the promissory note payable, the Company issued warrants to purchase its common stock at $2.00 per share for five years. The fair value of the warrants of $101,183, representing debt discount, has been fully amortized.

On August 12, 2013, Evenflow Funding, LLC ("Evenflow") commenced a civil action (the “NJ Action”) against the Company in the Superior Court of New Jersey, Law Division, Monmouth County (the "Court") bearing Docket No.. Mon-L-3105-13 in collection of the above described promissory note issued January 20, 2009 and related accrued interest.

On October 13, 2014, the Company and Evenflow agreed to a settlement and a Stipulation of Settlement (the "Settlement") was filed with the Court, in connection with the NJ Action. Pursuant to the Settlement, the Company agreed to pay to Evenflow a total of $425,000 (the "Settlement Amount") in quarterly payments (the "Quarterly Payments") equal to 10% of the net revenue (revenue less allowances, returns and payments to revenue sharing agreements) of the Company as reported in the Company's periodic reports filed on Form 10-Q or Form 10-K (collectively, the "Periodic Reports") commencing with the Company's December 31, 2014 Periodic Report. The Quarterly Payments are due and payable by the Company on the tenth day following the filing of each Periodic Report. In addition to the Quarterly Payments, the Company agreed to make an initial payment in the amount of $25,000 upon the filing of the Settlement with the Court, as well as a payment in the amount of $25,000 due on the 12 month anniversary of the initial payment. The aggregate total of all payments including the upfront $25,000, the one year anniversary $25,000, and the quarterly payments is to be $425,000.

As of March 31, 2016, the Company reclassified the promissory note and accrued interest to settlement payable. No material gain or loss was recorded in connection with the settlement. The unpaid balance as of March 31, 2017 and 2016 was $344,392. As of March 31, 2017 the Company was in default on this liability, however, in conjunction with the Wealth Generators reverse-merger, effective April 1, 2017, this liability was assigned and assumed by Alpha Pro Asset Management Group, LLC, an entity associated with the former management of the Company (see Note 13).

F-11

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

4. RELATED PARTY PAYABLES

Summary of outstanding related party payables as of March 31, 2017 and 2016 is as follows:

	2017	2016
Note payable, due July 31, 2015 [1]	$-	$95,000
Convertible notes payable, due June 30, 2017 [2]	-	258,799
Accrued interest	-	45,010
Advances [3]	127,199	127,573
Accrued salaries and wages [4]	5,000	472,960
Total	132,199	999,342
Less: Short term portion	132,199	704,241
Long term portion	$-	$295,101

[1]	On August 1, 2014, the Company issued a Secured Promissory Note payable to a board member and significant shareholder for $120,000 bearing interest at 5% per annum payable at such time as any payment of principal of the Note is made. The Note is payable the earlier of (i) July 31, 2015 or (ii) receipt of proceeds from operations from Vickrey Brown Investments, LLC, a majority owned subsidiary of the Company. The payment terms are currently being renegotiated and the note is currently in default. The note was secured by: (i) 240,000 shares of common stock of the Company, $.001 par value per share, to be placed in escrow, and (ii) the Company’s right, title and interest in Vickrey Brown Investments, LLC.

During the year ended March 31, 2016, the Company made payments in aggregate of $25,000 towards the principal of the note. During the year ended March 31, 2017 the Company issued 2,082,680 shares of common stock for $95,000 of note principal and $12,287 of accrued interest to reduce this liability to zero.

[2]	On August 6, 2012, the Company issued a $100,000 convertible promissory note with interest at 8% per annum, due August 6, 2015 to the Company’s CEO. The note is convertible into the Company’s common stock at $4.00 per share. In connection with the issuance of the note, the Company issued 12,500 warrants to purchase the Company’s common stock at $6.00 per share over five years. On June 30, 2014, the Company exchanged the convertible note and warrants to acquire the Company’s common stock for new convertible note and warrants.

On August 12, 2012, the Company issued a $100,000 convertible promissory note with interest at 8% per annum, due August 12, 2015 to the Company’s former COO. The note is convertible into the Company’s common stock at $4.00 per share. In connection with the issuance of the note, the Company issued 12,500 warrants to purchase the Company’s common stock at $6.00 per share over five years. On June 30, 2014, the Company exchanged the convertible note and warrants to acquire the Company’s common stock for new convertible note and warrants.

In exchange for the above two notes, during the fiscal year ending March 31, 2015, the Company issued an aggregate of $258,799 related party notes in exchange for maturing notes and accrued interest that mature June 30, 2017 in exchange for the cancellation of $200,000 previously issued convertible notes, accrued interest of $35,260 and an incentive of $23,539. The Promissory Notes bears interest at a rate of 8% and can be convertible into 258,799 shares of the Company’s common stock, at a conversion rate of $1.00 per share. Interest will also be converted into common stock at the conversion rate of $1.00 per share.

In connection with the issuance of the new promissory notes, the Company issued detachable warrants granting the holder the right to acquire an aggregate of 258,799 shares of the Company’s common stock at $1.50 per share, net cancellation of previously issued 25,000 warrants to acquire the Company’s stock at $6.00. The new warrants expire five years from the issuance.

During the year ended March 31, 2017 the Company issued 6,211,200 shares of common stock for $258,799 of note principal and $51,902 of accrued interest to reduce this liability to zero.

F-12

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

[3]	The Company is periodically advanced noninterest bearing operating funds from related parties and shareholders. The advances are due on demand and unsecured. Effective March 31, 2017 the Company’s CFO forgave advances he had provided to the Company in the amount of $60,853.

[4]	During the year ended March 31, 2017 the Company issued 5,812,500 shares of its common stock to its CEO and CFO for wages accrued in prior years of $472,960. Additionally, the Company issued 14,357,080 shares of its common stock to its CEO and CFO for current period wages valued at $503,639.

5. DEBT

Summary of outstanding debt as of March 31, 2017 and 2016 is as follows:

	2017	2016
Note payable, due December 31, 2015 [1]	$-	$33,333
Notes payable, due December 31, 2016, in default [1]	10,000	86,667
Note payable, due September 2016, in default [2]	8,731	30,399
Convertible note payable, due December 31, 2016, in default [3]	45,000	-
Convertible note payable, due September 25, 2017, net of unamortized debt discount of $0 and $23,106, respectively [4]	-	10,494
Convertible note payable, due November 13, 2016, net of unamortized debt discount of $0 and $21,708, respectively [5]	-	13,292
Convertible notes payable, due August 31, 2016, net of unamortized debt discount of $0 and $129,523, respectively [6]	-	30,477
Convertible Promissory notes due June 30, 2017 [7]	-	1,317,861
Accrued interest	9,280	255,127
Total	73,011	1,777,650
Less: Short term portion	(73,011)	(378,460)
Long term portion	$-	$1,399,190

[1]	On September 30, 2010, the Company issued an aggregate of $120,000 in unsecured promissory notes due five years from issuance at 8% per annum payable at maturity in exchange for the cancellation of 15,000 previously issued warrants. The fair value of the exchanged warrants, approximately equaled the fair value of the issued notes at the date of the exchange. In September 2015, the Company extended one note for $33,333 till December 31, 2015 and four notes, in aggregate of $86,667 till December 31, 2016. During the year ended March 31, 2017 the Company issued 1,000,180 shares of stock to extinguish the $33,333 note and issued 2,300,420 shares of stock to extinguish $76,667 of the $86,667 notes. Subsequent to March 31, 2017 the Company extinguished this liability in conjunction with the Acquisition Agreement with Market Trend Strategies, LLC (see Note 13).

[2]	On October 29, 2015, the Company entered into revenue based factoring agreement and received $44,010 in exchange for $54,573 of future receipts relating to monies collected from customers or other third-party payors. Under the terms of the agreement, the Company is required to make daily payments equal to 19% of the Company’s daily cash or monetary sales receipts over the term of the agreement (approximately 11 months). The Company has recorded a debt discount which is being amortized to interest expense over the term of the agreement. During the year ended March 31, 2017 the Company amortized $5,437 of the debt discount, resulting in a $0 debt discount at March 31, 2017, and made payments of $27,105 on the liability.

[3]	On July 12, 2016, the Company issued an 8% secured convertible promissory note due December 31, 2016 for previous services rendered. At maturity, the holder may convert the principal and interest into shares of the Company’s common stock at 40% discount of the average of 3 day closing price prior to conversion. Subsequent to March 31, 2017 the Company extinguished this liability in conjunction with the Assignment and Assumption Agreement with Alpha Pro Asset Management Group, LLC (see Note 13)

[4]	On September 25, 2015, the Company entered into a Securities Purchase Agreement with JMJ Financial, for the sale of a 12% convertible note in the principal amount of $150,000 (the “JMJ Note”). The financing closed on a $33,000 tranche on September 25, 2015. The total net proceeds the Company received from this Offering were $30,000, net of fees and original interest discount (“OID”) of $3,000. The JMJ Note bears interest at the rate of 12% per annum after three months. All interest and principal must be repaid on September 25, 2017. The Note is convertible into common stock, at JMJ Financial’ s option, at a 60% discount to the lowest trading price of the common stock during the 25 trading day period prior to conversion. During the year ended March 31, 2016, the Company issued 100,000 shares of its common stock in settlement of $3,000 principal. During the year ended March 31, 2017, the Company amortized $23,106 of debt discount, made cash payments on this liability of $17,074, and issued 6,655,000 shares of stock to extinguish $16,526 of this note principal.

F-13

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

[5]	On November 13, 2015, the Company entered into a Securities Purchase Agreement with Crown Bridge Partners LLC, for the sale of a 5% convertible note in the principal amount of $35,000. The total net proceeds the Company received from this Offering were $31,000, net of fees of $4,000. The Note bears interest at the rate of 5% per annum. All interest and principal must be repaid on November 13, 2016 and is convertible into common stock, at Crown Bridge Partners, LLC’ s option, at a 52% discount to the lowest trading price of the common stock during the 20 trading day period prior to conversion.

On May 25, 2016 the Company amended the Note such that the holder waived all events of default that existed and the Note principal increased by $21,875. During the year ended March 31, 2017 the Company paid $7,500 to settle this amount and $14,375 was recorded as a gain on settlement. On May 31, 2016 the Company replaced the Note with a new note entered into with Azoth Fund, LLC for $73,500 after receiving $32,500 in cash proceeds and recording $6,500 in interest expense at inception. The Azoth Note has an original issue discount of $3,500, bears interest at the rate of 8% per annum, is due 12 months from the date of issuance, and is convertible into common stock at a conversion price that is 50% multiplied by the lowest market price of the previous 20 trading prices.

During the year ended March 31, 2017 $21,176 of the principal of this note was converted into 19,006,000 shares of the Company’s common stock and the Company paid back $67,000 in cash to reduce the liability to zero.

[6]	On February 24, 2016, the Company issued an aggregate of $160,000 convertible promissory notes bearing interest at 12% per annum due upon maturity along with principal on August 31, 2016. The convertible promissory notes are convertible, at the holders’ option, at $0.10 per share at any time, the due date or the time of a $5 million equity event, as defined.

In connection with the issuance of the convertible promissory notes, the Company issued detachable warrants granting the holder the right to acquire an aggregate of 320,000 shares of the Company’s common stock at $0.50 per share and expire 2 years from the date of issuance. The Company determined that the conversion feature in each of the notes required classification as an embedded derivative. The accounting treatment requires that the Company record at fair value at inception as a liability. The determined fair value exceeded the net proceeds received, therefore no value were assigned to the issued detachable warrants as described in ASC 470-20.

During the year ended March 31, 2017 $160,000 of the principal was converted into 3,200,000 shares of the Company’s common stock to reduce the liability to zero.

[7]	On June 30, 2014, the Company issued an aggregate of $1,603,121 in secured Convertible Promissory Notes, of which $258,799 related party (see Note 4), that matures June 30, 2017 in exchange for the cancellation of $1,200,000 previously issued convertible notes, accrued interest of $257,310 and an incentive of $145,811. The Promissory Notes bear interest at a rate of 8% and can be convertible into 1,603,121 shares of the Company’s common stock, at a conversion rate of $1.00 per share. Interest will also be converted into common stock at the conversion rate of $1.00 per share.

In connection with the issuance of the promissory notes, the Company issued detachable warrants granting the holder the right to acquire an aggregate of 1,603,121 shares of the Company’s common stock at $1.50 per share, net cancellation of previously issued 150,000 warrants to acquire the Company’s stock at $6.00. The new warrants expire five years from the issuance. The Company did not record an embedded beneficial conversion feature in the notes since the fair value of the common stock did not exceed the conversion rate at the date of issuance.

In connection with the exchange, the Company recorded an aggregate loss on settlement of debt of $1,588,616 comprised of $1,442,805 representing the fair value of the issued warrants and $145,811 representing the above described incentive. The Company valued the warrants using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 1.62%, a dividend yield of 0%, and volatility of 422.71%.

During the year ended March 31, 2016, one note for $100,000 previously settled as described above was disputed. Therefore, the original note, currently in default, was restored as originally recorded and related warrants exchanged were cancelled. The repayment of this note is currently being renegotiated.

F-14

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

During the year ended March 31, 2017 $1,317,861 of the non-related party principal and $277,226 of the accrued interest related to the notes was converted into 31,954,444 shares of the Company’s common stock to reduce the liabilities to zero.

In addition to the above, the following liabilities were paid off during the year ended March 31, 2016 or were entered into and paid off during the year ended March 31, 2017, thus were not included in the table above.

Vis Vires Group, Inc.

On August 27, 2015, the Company entered into a Securities Purchase Agreement with Vis Vires Group, Inc. ("Vis Vires") for the sale of 8% convertible note in the principal amount of $114,000 (the “Vis Vires Note”). The total net proceeds the Company received from these offerings were $110,000, net of fees of $4,000.

The Vis Vires Note bears interest at the rate of 8% per annum and is due May 31, 2016 and is convertible into common stock, at Vis Vires’s option, at a 65% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. On February 26, 2016, the Company paid the total outstanding balance of $114,000 plus accrued interest therefore the note had a $0 balance as of March 31, 2017 and 2016.

At note payoff, February 26, 2016, the Company reclassified the determined fair value of the embedded derivative of $162,190 to equity. The fair value of the derivative was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 413.62%, (3) weighted average risk-free interest rate of 0.33%, (4) expected life of 0.26 years, and (5) estimated fair value of the Company’s common stock of $0.139 per share.

Bartonek

On April 5, 2016, the Company issued a $15,000 convertible promissory note to Joseph Bartonek, Jr. bearing interest at 12% per annum due upon maturity along with principal on August 31, 2016. The convertible promissory note is convertible, at the holders’ option, at $0.10 per share at any time, the due date or the time of a $5 million equity event, as defined.

In connection with the issuance of the convertible promissory note, the Company issued detachable warrants granting the holder the right to acquire 30,000 shares of the Company’s common stock at $0.50 per share and expire 2 years from the date of issuance. The Company determined that the conversion feature in the note required classification as an embedded derivative. The accounting treatment requires that the Company record at fair value at inception as a liability. The determined fair value exceeded the net proceeds received, therefore no value was assigned to the issued detachable warrants as described in ASC 470-20.

During the year ended March 31, 2017 $15,000 of the principal was converted into 300,000 shares of the Company’s common stock to reduce the liability to zero.

6. DERIVATIVE LIABILITIES

As described in Note 5, the Company issued convertible notes that contain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date. During the years ending March 31, 2017 and 2016, the Company had the following activity in their derivative liability account:

Derivative liability at March 31, 2015	$-
Derivative liability recorded on new instruments	674,828
Elimination of derivative liability on conversion	(6,891)
Reclass derivative liability to equity upon convertible note payoff	(162,190)
Change in fair value of derivative liability	(246,939)
Derivative liability at March 31, 2016	258,808
Derivative liability recorded on new instruments	286,340
Elimination of derivative liability on conversion	(128,490)
Reclass derivative liability to equity upon convertible note payoff	(277,778)
Gain on settlement	(17,439)
Change in fair value of derivative liability	(84,284)
Derivative liability at March 31, 2017	$37,157

F-15

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

The Company recorded the aggregate fair value of $674,828 of embedded derivatives on their notes entered into during the year ended March 31, 2016, which was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 225.82% to 413.63%, (3) weighted average risk-free interest rate of 0.36 % to 0.70%, (4) expected life of 0.76 to 2.00 years, and (5) estimated fair value of the Company’s common stock of $0.129 to $0.31 per share. The determined fair value of the debt derivatives of $674,828 was charged as a debt discount up to the net proceeds of the notes with the remainder of $343,827 charged to current period operations as non-cash interest expense.

At March 31, 2016, the Company marked to market the fair value of the debt derivatives and determined a fair value of $258,808. The Company recorded a gain from change in fair value of debt derivatives of $246,939 for the year ended March 31, 2016. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 412.94%, (3) weighted average risk-free interest rate of 0.39% to 0.59%, (4) expected life of 0.42 to 1.49 years, and (5) estimated fair value of the Company’s common stock of $0.10 per share.

During the year ended March 31, 2017 the Company recorded an aggregate fair value of $333,996 of embedded derivatives on their new notes entered into which was determined using the Binominal Option Pricing Model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 413.63% to 451.23%, (3) weighted average risk-free interest rate of 0.40 % to 0.68%, (4) expected life of 0.42 to 1.00 years, and (5) estimated fair value of the Company’s common stock of $0.009 to $0.10 per share.

At March 31, 2017, the Company marked to market the fair value of the debt derivatives and determined a fair value of $37,157. The Company recorded a gain from change in fair value of debt derivatives of $84,284 for the year ended March 31, 2017. The fair value of the embedded derivatives was determined using Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 237.35%, (3) weighted average risk-free interest rate of 0.74%, (4) expected life of 0.12 years, and (5) estimated fair value of the Company’s common stock of $0.0044 per share.

7. CAPITAL STOCK

During the year ended March 31, 2017 the Company issued 10,670,840 shares of common stock in exchange for $157,500 of cash proceeds. The Company issued 6,072,200 shares of common stock with a value of $31,775 for legal and consulting services, of which $18,390 was for current year services and $173,647 was for services incurred in previous periods, therefore the Company recorded a gain on settlement of debt for $160,262. The Company issued 21,069,580 and 400,000 shares of stock valued at $983,735 and $25,800 for compensation and director fees, respectively, of which $536,575 was for current year services and $472,960 was for amounts previously accrued. The Company also issued 72,709,924 shares of its common stock in settlement of debt, wherein principal, accrued interest, and derivative liabilities were extinguished in the amounts of $1,994,362, $414,160, and $128,490, respectively, and the Company recognized a gain on the settlement of debt in the amount of $2,163,813. The Company also wrote off $250,000 worth of Common Stock Subscription Receivable to Additional Paid in Capital during the year ended March 31, 2017 due to the amounts being uncollectible.

During the year ended March 31, 2016 the Company issued 331,835 shares of common stock for legal and consulting services valued at $92,985, which represented the value of the services received and which did not differ materially from the value of the stock issued. The Company also issued 100,000 shares of its common stock in settlement of $3,000 of convertible notes payable.

As of March 31, 2017 and 2016, the Company had 125,889,455 and 14,966,911 shares of common stock issued and 125,888,155 shares and 14,965,611 shares of common stock outstanding.

8. STOCK OPTIONS AND WARRANTS

Employee Stock Options

The following table summarizes the changes in employee stock options outstanding and the related prices for the shares of the Company’s common stock issued to employees of the Company under two employee stock option plans.

The nonqualified plan adopted in 2007 is for 65,000 shares of which 47,500 have been granted as of March 31, 2016. The qualified plan adopted in October of 2008 authorizing 125,000 shares was approved by a majority of the Shareholders on September 16, 2009. To date 42,500 shares have been granted under the 2008 plan as of March 31, 2016.

F-16

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees of the Company:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2015	37,500	$10.20	4.33	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	-	$-
Options outstanding at March 31, 2016	37,500	$10.20	3.33	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	(2,500)	$-
Options outstanding at March 31, 2017	35,000	$10.00	2.51	$-
Options exercisable at March 31, 2017	35,000	$10.00	2.51	$-

Stock-based compensation expense in connection with options granted to employees for the year ended March 31, 2017 and 2016 was $0.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to consultants and non-employees of the Company:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2015	2,500	$84.00	1.08	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	-	$-
Options outstanding at March 31, 2016	2,500	$84.00	0.08	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	(2,500)	$-
Options outstanding at March 31, 2017	-	$-	-	$-
Options exercisable at March 31, 2017	-	$-	-	$-

Warrants

The following table summarizes the warrants outstanding and the related prices for the shares of the Company’s common stock as of March 31, 2017:

	Warrants Outstanding			Warrants Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Exercisable	Price
$0.50	350,000	0.91	$0.50	350,000	$0.50
$1.50	6,127,497	2.24	$1.50	6,127,497	$1.50
$2.50	12,000	1.30	$2.50	12,000	$2.50
$6.00	45,313	0.83	$6.00	45,313	$6.00
Total	6,534,810	2.11	$1.48	6,534,810	$1.48

F-17

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

Transactions involving the Company’s warrant issuance are summarized as follows:

		Average
	Number of	Price
	Shares	Per Share
Warrants outstanding at March 31, 2015	6,298,771	$1.53
Granted / restated	332,500	$0.50
Canceled	(126,461)	$1.50
Expired	-	$-
Warrants outstanding at March 31, 2016	6,504,810	$1.48
Granted	30,000	$0.50
Canceled	-	$-
Expired	-	$-
Warrants outstanding at March 31, 2017	6,534,810	$1.48

9. DISCONTINUED OPERATIONS

Sale of Instilend Technologies, Inc.

On May 2, 2013, the Company, its wholly-owned subsidiary, Instilend Technologies Inc. ("Instilend") and Fortified Management Group, LLC ("Fortified") entered into an Asset Purchase Agreement (the "APA"), pursuant to which Instilend sold all of its assets, including its proprietary Matador, Locate Stock and LendEQS platforms, to Fortified in consideration of $3,000,000 (the "Purchase Price") consisting of 250,000 shares of common stock of the Company which were returned to the Company for cancellation in March of 2013, $2,500 per month commencing on the 90th day after the Closing Date which will be increased to $5,000 per month as of the 270th day following the Closing Date, a Secured Promissory Note in the principal amount of $1,250,000 (the "APA Note"), the assumption by Fortified from the Company of 5% Convertible Promissory Notes (the "Seller Notes") originally issued by the Company to Todd Tabacco, Derek Tabacco and Richard L'Insalata in the aggregate amount of $500,000 and additional monthly royalties of 5% after the payment of the $1,250,000 Secured Promissory Note up to $4,000,000 as set forth in Schedule 3 of the APA.

In addition, $150,000 of the Purchase Price (the "Escrow Funds") was used towards the payment by the Company of certain tax liabilities owed by Instilend. The Escrow Funds will be held in escrow until the Company has entered into settlement agreements with the relevant tax authorities, at which time the Company may authorize the Escrow Funds to be released for payment to the relevant tax authorities.

In the event of a failure by the Company to make any payments in accordance with the terms of any such settlement agreements, the Company will issue shares of its common stock to Fortified equal to three times the unpaid amount of the remaining unpaid tax liabilities.

As a result of the sale of the operating assets relating to the stock loan business, management of the Company, as of the Closing Date, elected to impair the remaining assets in the business including the goodwill, customer list and covenants to not compete. The impaired assets were initially recorded as a result of the acquisition of Instilend.

The assets and liabilities of the discontinued operations as of March 31, 2017 and 2016 were as follows:

	2017	2016
Total current assets of discontinued operations	$-	$-

Accounts payable	$120,266	$120,266
Total current liabilities of discontinued operations	$120,266	$120,266

F-18

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

Accounts payable are primarily comprised of vendors payable.

10. COMMITMENTS AND CONTINGENCIES

Litigation

The Company may be subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

The Company has received notice from the New York State Workers Compensation Board that a judgment was filed against them in the amount of $13,000, along with total penalties of $29,034, however, effective July 5, 2017 the Company has confirmed a payment in the amount $4,350 will settle the amounts in full. Additionally, the Company’s wholly owned subsidiary, ITT, has received notice from the New York State Workers Compensation Board that a judgment was filed against them in the amount of $22,000, however, effective July 5, 2017 the Company has confirmed a payment in the amount $4,620 will settle the amounts in full. Accordingly, the Company has recorded $8,970 as an accrued liability and a selling, general and administrative expense as of, and during, the year ended March 31, 2017.

11. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of March 31, 2017 and 2016:

	2017	2016
Deferred tax assets:
NOL carryover	$18,372,400	$18,771,905
Related party accrued payroll	2,200	203,373
Deferred tax liabilities:	-	-
Valuation allowance	(18,374,600)	(18,975,278)
Total long-term deferred income tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended March 31, 2017 and 2016 due to the following:

	2017	2016
Book income (loss)	$754,100	$(715,500)
Non-cash interest expense	387,400	175,100
Stock for services	239,800	31,600
Gain on settlement – derivative and equity derived	(1,006,900)	-
Stock for payables	278,000	3,400
Gain on derivative liability	(36,200)	(84,000)
Related party accruals	(220,600)	68,100
Amortization of prepaid expenses with stock	-	41,200
Fines and penalties	3,900	-
NOL utilization	(399,500)	-
Valuation allowance	-	480,100
Total long-term deferred income tax assets	$-	$-

F-19

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

At March 31, 2017, the Company had net operating loss carryforwards of approximately $42,726,000 that may be offset against future taxable income for the year 2018 through 2037. No tax benefit from continuing or discontinued operations have been reported in the March 31, 2017 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to change in ownership provisions of the Tax Reform Act of 1986, net operation loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

The Company complies with the provisions of FASB ASC 740 in accounting for its uncertain tax positions.  ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company has determined that the Company has no significant uncertain tax positions requiring recognition under ASC 740.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company had no accruals for interest and tax penalties at March 31, 2016 and 2015.

The Company does not expect the amount of unrecognized tax benefits to materially change within the next twelve months.

The Company is required to file income tax returns in the U.S. Federal jurisdiction, in New York State, New Jersey, and in Utah. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before March 31, 2013.

12. FAIR VALUE MEASUREMENTS

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

●	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the consolidated financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

F-20

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of March 31, 2017:

	Level 1	Level 2	Level 3	Total
Long-term investments	$-	$-	$-	$-
Total	$-	$-	$-	$-

Derivative liabilities	$-	$-	$37,157	$37,157
Total	$-	$-	$37,157	$37,157

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of March 31, 2016:

	Level 1	Level 2	Level 3	Total
Long-term investments	$-	$-	$-	$-
Total	$-	$-	$-	$-

Derivative liabilities	$-	$-	$258,808	$258,808
Total	$-	$-	$258,808	$258,808

13. SUBSEQUENT EVENTS

Merger with Wealth Generators, LLC

Effective April 1, 2017, the Company entered into a Contribution Agreement with Wealth Generators, LLC (“Wealth Generators”), pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities of the Company in exchange for an aggregate of 1,358,670,942 shares of the Company’s common stock. Following the contribution, the Wealth Generators members control the majority of the Company’s outstanding common stock and Wealth Generators became a wholly owned subsidiary of the Company.

The transaction was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with the FASB (ASC 805). Wealth Generators is the acquirer solely for financial accounting purposes. For purposes of the pro forma financial information contained below, Wealth Generators purchase price to acquire the Company was estimated based on an estimated value per share of the Company’s common stock of $0.0044. The allocation of the purchase price is preliminary and is dependent upon certain procedures that have not been finalized. The actual amounts recorded as of the completion of the transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed consolidated financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

The historical financial information has been derived from the audited financial statements of Wealth Generators as filed on June 30, 2017 in the Company’s Form 8K-A and the audited financial statements of INVU. The financial information has been adjusted to give pro forma effect to events that are directly attributable to the reverse merger, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact. The pro forma adjustments are preliminary, is for informational purposes only, and the unaudited pro forma combined financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the reverse merger taken place on the dates noted, or the future financial position or operating results of the combined company. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable.

F-21

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

INVESTVIEW, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2017

(Unaudited)

	Wealth	Investview,	Pro Forma		Pro Forma
	Generators, LLC	Inc.	Adjustments		Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$1,616	$3,550	$-		$5,165
Receivables	444,610	150,000	(162,430)	[1]	432,179
Short term advances	10,000	-	-		10,000
Total current assets	456,225	153,550	(162,430)		447,344

Fixed assets, net	10,235	-	-		10,235

Other assets:
Deposits	6,000	-	-		6,000
Goodwill			1,118,609	[3]
	-	-	(1,118,609)	[4]	-
Total other assets	6,000	-	-		6,000

Total assets	$472,461	$153,550	$(162,430)		$463,580

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,370,972	$417,025	$(162,430)	[1]	$1,385,010
			(86,500)	[2]
			(154,057)	[4]
Deferred revenue	433,298	5,807	(5,807)	[4]	433,298
Related party payables	805,895	132,199	(5,000)	[2]	805,895
			(127,199)	[4]
Settlement payable	-	344,392	(344,392)	[2]	-
Debt	2,093,745	73,011	(46,696)	[2]	2,102,476
			(17,583)	[4]
Current liabilities of discontinued operations	-	120,266	(120,266)	[4]	-
Derivative liability, short term portion	-	37,157	(37,157)	[2]	(0)
Total current liabilities	4,703,909	1,129,857	(1,107,088)		4,726,679

Long term liabilities	-	-	-		-

Total liabilities	4,703,909	1,129,857	(1,107,088)		4,726,679

STOCKHOLDERS' DEFICIT
Preferred stock	-	-	-		-
Common stock	-	125,889	24,576	[2]	1,509,136
			1,358,671	[3]
Additional paid in capital	-	97,774,514	83,558	[2]	(1,250,112)
			(99,108,184)	[3]
Treasury stock	-	(8,589)	-		(8,589)
Members' deficit	(4,231,449)	-	4,231,449	[5]	-
Accumulated deficit			411,612	[2]
			98,868,122	[3]
			(693,697)	[4]
	-	(98,868,122)	(4,231,449)	[5]	(4,513,534)
Total stockholders' deficit	(4,231,449)	(976,307)	944,657		(4,263,099)

Total liabilities and stockholders' deficit	$472,461	$153,550	$(162,430)		$463,580

F-22

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

INVESTVIEW, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2017

(Unaudited)

	Wealth		Pro Forma		Pro Forma
	Generators, LLC	Investview, Inc.	Adjustments		Consolidated

Revenue, net	$12,872,947	$131,465	$(131,465)	[4]	$12,872,947

Operating costs and expenses:
Cost of sales	862,849	3,257	(3,257)	[4]	862,849
Commissions	9,412,655	-	-		9,412,655
Selling and marketing	500,032	-	-		500,032
Salary and related	1,918,199	-	-		1,918,199
Professional fees	917,308	-	-		917,308
General and administrative	1,199,564	980,579	(779,611)	[4]	1,400,532
Total operating costs and expenses	14,810,607	983,836	(782,869)		15,011,575

Net loss from operations	(1,937,660)	(852,371)	651,404		(2,138,627)

Other income (expense):
Interest expense, related parties	(274,057)	-	-		(274,057)
Interest expense	(205,327)	(648,573)	-		(853,900)
Other income (expense)	(6,120)	-	-		(6,120)
Gain (loss) on change in fair value of derivative liabilities	-	84,284	-		84,284
Gain (loss) on debt extinguishment	-	3,170,326	411,612	[2]	3,581,938
Total other income (expense)	(485,504)	2,606,038	411,612		2,532,145

Loss from operations before taxes	(2,423,164)	1,753,666	1,063,015		393,518

Tax expense	(4,039)	-	-		(4,039)

Net loss	$(2,427,203)	$1,753,666	$1,063,015		$389,479

F-23

[1]	During the year ended March 31, 2017 Wealth Generators, LLC ("WG") was utilizing the INVU merchant account to process a number of the WG sales transactions. In exchange for the use of the account, WG was making payments on an INVU note payable on INVU's behalf. As of March 31, 2017 INVU was holding $162,430 in their merchant account that belonged to WG, therefore had a liability recorded on their books while WG had a corresponding receivable. This entry eliminates those intercompany balances as if the entities had been consolidated as of March 31, 2017.

[2]

In conjunction with the Acquisition, INVU entered into an assignment and assumption agreement wherein they issued 24,914,348 shares of their common stock to Alpha Pro Asset Management Group, LLC ("Alpha Pro"), an entity affiliated with the prior members of management, in exchange for Alpha Pro's assumption of $482,588 worth of liabilities. This entry records the issuance of shares, the extinguishment of debt, and the gain on the transaction. One of the notes assumed by Alpha Pro had a derivative liability recorded on the INVU’s books for $31,157, therefore that liability was also extinguished with the execution of the agreement.

[3]	INVU issued 1,358,670,942 shares of their common stock to the members of Wealth Generators, LLC in exchange for 100% of the outstanding securities of WG. This entry records the issuance of shares to ensure the capital accounts reflects that of the legal acquirer (INVU), records goodwill for the excess of the purchase price over the assets acquired and liabilities assumed, and eliminates INVU's historical stockholders' deficit.

The fair value of the consideration effectively transferred was measured based on the fair value of INVU’s shares that were outstanding immediately before the transaction of 150,465,339. Using the closing market price of INVU’s shares on March 31, 2017 of $0.0044 consideration was valued at $662,047.

Cash	$3,550
Receivables	150,000
Total assets acquired	153,550

Accounts payable and accrued liabilities	456,599
Due to former management	127,199
Debt	26,314
Total liabilities assumed	610,112

Net liabilities assumed	456,562

Consideration	662,047

Goodwill	$1,118,609

[4]	On June 6, 2017 INVU entered into an Acquisition Agreement with Market Trend Strategies, LLC ("Market"), a company whose members are also former members of management of INVU. In accordance with the Acquisition Agreement, INVU spun-off the operations of INVU that existed prior to the merger with Wealth Generators, LLC and sold the intangible assets used in the operations of INVU pre-merger in exchange for Market assuming $419,139 worth of liabilities that had been on the books pre-merger. Because there was goodwill that was recorded in conjunction with the merger, and it therefore related to the INVU operations that were acquired, this spin-off entry effectively reduced the goodwill to zero, reduced the liabilities that had been assumed, removed the expenses related to the spun-off operations of INVU pre-merger, and resulted in a gain on spin-off of operations.

[5]	This entry reclasses the members’ deficit of Wealth Generators, LLC to accumulated deficit of the consolidated entity.

Other agreements

As documented in elimination entry [2] above, in conjunction with the reverse acquisition with Wealth Generators, the Company entered into an assignment and assumption agreement wherein they issued 24,914,348 shares of their common stock to Alpha Pro Asset Management Group, LLC ("Alpha Pro"), an entity affiliated with the prior members of management, in exchange for Alpha Pro's assumption of $482,588 worth of liabilities. One of the notes assumed by Alpha Pro had a derivative liability recorded on the Company’s books for $31,157, therefore that liability was also extinguished with the execution of the agreement.

As documented in elimination entry [4] above, on June 6, 2017 the Company entered into an Acquisition Agreement with Market Trend Strategies, LLC ("Market"), a company whose members are also former members of management of the Company. In accordance with the Acquisition Agreement, the Company spun-off its operations that existed prior to the merger with Wealth Generators, LLC and sold the intangible assets used in the operations of the Company pre-merger in exchange for Market assuming $419,139 worth of liabilities that had been on the books pre-merger.

F-24

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

Subsequent to March 31, 2017 the Company, through its wholly owned subsidiary, Wealth Generators, entered an agreement with a licensor of various products for a term of 15 years pursuant to which the licensor agreed to waive its rights for future payments in exchange of 80,000,000 shares of common stock of the Company, which may be increased an additional 20,000,000 shares of common stock if the products provide a return in excess of 2% on invested capital for three consecutive months. The additional issuances shall not exceed 40,000,000 shares of common stock.

Debt and equity financing

Subsequent to March 31, 2017 the Company, through its wholly owned subsidiary, Wealth Generators, received short term advances of $800,000 and $25,000 from two separate lenders.

Subsequent to March 31, 2017 the Company, through its wholly owned subsidiary, Wealth Generators, entered into and closed a Subscription Agreement with an accredited investor pursuant to which the investor invested $30,000 in consideration of 3,000,000 shares of common stock, however, those shares have yet to be issued.

Conversions of debt

On March 21, 2017 Wealth Generators entered into a Conversion Agreement to extinguish a Revenue-based Funding Agreement in exchange for 10,000,000 shares of common stock upon Wealth Generators acquisition by a publicly traded company. Although the reverse acquisition with the Company took place effective April 1, 2017 the shares have not yet been issued to extinguish the $263,000 worth of debt.

On March 28, 2017 Wealth Generators entered into a Conversion Agreement to extinguish a Revenue-based Funding Agreement with a party related to Wealth Generators in exchange for 10,000,000 shares of common stock upon the Company’s acquisition by a publicly traded company plus monthly repayments of $15,000 for a period of 6 months. Although the reverse acquisition with the Company took place effective April 1, 2017 the shares have not yet been issued to extinguish the $90,000 worth of debt.

On June 6, 2017 the Company, through Wealth Generators, entered into a Conversion Agreement to convert $1,800,000 worth of debt into 180,000,000 shares of the Company’s stock, however, those shares have yet to be issued to extinguish the debt.

F-25

INVESTVIEW, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2017	2017
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,920	$1,616
Prepaid assets	7,295	-
Receivables	268,674	444,610
Short term advances	10,000	10,000
Total current assets	287,889	456,226

Fixed assets, net	9,128	10,235

Other assets:
Long term license agreement	2,208,614	-
Deposits	4,500	6,000
Total other assets	2,213,114	6,000

Total assets	$2,510,131	$472,461

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,434,726	$1,370,972
Deferred revenue	561,504	433,298
Related party payables	694,649	805,895
Debt, current portion	1,065,388	2,093,745
Total current liabilities	3,756,267	4,703,910

Total liabilities	3,756,267	4,703,910

Commitments and contingencies	-	-

STOCKHOLDERS' DEFICIT
Preferred stock, par value: $0.001; 10,000,000 shares authorized, none issued and outstanding as of September 30, 2017 and March 31, 2017	-	-
Common stock, par value $0.001; 2,000,000,000 shares authorized; 1,853,461,281 and 125,889,455 issued and 1,853,459,981 and 125,888,155 outstanding as of September 30, 2017 and March 31, 2017, respectively	1,853,461	125,890
Additional paid in capital	8,004,612	805,637
Treasury stock, 1,300 shares	(8,589)	(8,589)
Accumulated deficit	(11,095,620)	(5,154,387)
Total stockholders' deficit	(1,246,136)	(4,231,449)

Total liabilities and stockholders' deficit	$2,510,131	$472,461

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

INVESTVIEW, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016

Revenue, net	$3,615,305	$4,313,779	$6,593,107	$7,032,388

Operating costs and expenses:
Cost of sales and service	123,010	163,617	317,296	482,991
Commissions	2,958,173	2,641,874	5,438,565	5,540,754
Selling and marketing	119,218	209,703	268,596	344,692
Salary and related	419,347	495,012	856,493	1,010,967
Professional fees	425,197	191,347	825,026	389,741
Selling, general and administrative	494,383	438,351	832,388	653,805
Total operating costs and expenses	4,539,328	4,139,903	8,538,364	8,422,950

Net income (loss) from operations	(924,023)	173,875	(1,945,257)	(1,390,562)

Other income (expense):
Loss on debt extinguishment	(81,035)	-	(2,767,422)	-
Loss on spin-off of operations	-	-	(1,118,609)	-
Interest expense - related parties	-	(67,155)	(3,000)	(100,395)
Interest expense	(81,136)	-	(91,903)	-
Other income (expense)	676	7	(1,702)	21
Total other income (expense)	(161,495)	(67,148)	(3,982,636)	(100,374)

Income (loss) before income taxes	(1,085,518)	106,728	(5,927,893)	(1,490,936)

Income tax expense	(6,879)	(120)	(13,340)	(120)

Net income (loss)	$(1,092,397)	$106,608	$(5,941,233)	$(1,491,056)

Income (loss) per common share, basic and diluted	$(0.00)	$0.00	$(0.00)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	1,822,478,129	125,888,155	1,581,200,506	125,888,155

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

INVESTVIEW INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,941,233)	$(1,491,056)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	1,107	1,138
Stock issued for services and license agreement	47,591	-
Debt issuance costs - related party	-	100,395
Loss on spin-off of operations	1,118,609	-
Loss on debt settlement	2,767,422	-
Changes in operating assets and liabilities:
Receivables	325,936	(399,592)
Deposits	1,500	(1,500)
Accounts payable and accrued liabilities	(112,847)	1,204,172
Deferred revenue	122,399	463,533
Accrued interest	76,602	-
Accrued interest - related parties	3,000	-
Net cash used in operating activities	(1,589,914)	(122,910)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received in reverse acquisition	3,550	-
Net cash provided by investing activities	3,550	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	368,253	210,000
Repayments for related party payables	(392,500)	(495,373)
Proceeds from debt	1,675,000	500,000
Repayments for debt	(556,085)	(55,999)
Proceeds from the sale of stock	492,000	25,000
Dividends paid	-	(130,792)
Net cash provided by financing activities	1,586,668	52,836

Net increase (decrease) in cash and cash equivalents	304	(70,074)
Cash and cash equivalents-beginning of period	1,616	70,298
Cash and cash equivalents-end of period	$1,920	$224

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$78,000	$96,645
Income taxes	$13,340	$120
Non cash financing activities:
Common stock issued for reverse acquisition	$662,048	$-
Common stock issued in settlement of debt	$2,322,606	$-
Common stock issued for prepaid services and long term license agreement	$2,215,909	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

INVESTVIEW INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2017

(Unaudited)

NOTE 1–ORGANIZATION AND NATURE OF BUSINESS

Organization

InvestView, Inc. was incorporated on August 10, 2005, under the laws of the state of Nevada as Voxpath Holding, Inc. We were known as TheRetirementSolution.Com, Inc. and Global Investor Services, Inc., before changing our name to InvestView, Inc., on March 27, 2012.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, a limited liability company (“Wealth Generators”), pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. The closing of the Contribution Agreement was effective April 1, 2017, and Wealth Generators became our wholly owned subsidiary and the former members of Wealth Generators became our stockholders and control the majority of our outstanding common stock (see Note 5).

On June 6, 2017, we entered into an Acquisition Agreement with Market Trend Strategies, LLC, a company whose members are also former members of our management. Under the Acquisition Agreement, we spun-off our operations that existed prior to the merger with Wealth Generators and sold the intangible assets used in those pre-merger operations in exchange for Market Trend Strategies’ assumption of $419,139 in pre-merger liabilities.

Nature of Business

Through our wholly owned subsidiary, Wealth Generators, we provide research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. These services include research, trade alerts, and live trading rooms that include instruction in equities, options, FOREX, ETFs, binary options, and crowdfunding sector education. In addition to trading tools and research, we also offer full education and software applications to assist the individual in debt reduction, increased savings, budgeting, and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite enabling an individual complete access to the information necessary to cultivate and manage his or her financial situation. Four packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

NOTE 2–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission (the “SEC”) and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three and six months ended September 30, 2017, are not necessarily indicative of the operating results that may be expected for the year ending March 31, 2018. These unaudited condensed consolidated financial statements should be read in conjunction with the March 31, 2017, consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended March 31, 2017, as well as our Form 8-K/A filed on June 30, 2017.

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Principles of Consolidation

The consolidated financial statements include the accounts of InvestView, Inc., and our wholly owned subsidiaries, Wealth Generators, LLC, Investment Tools & Training, LLC, Razor Data Corp., and SAFE Management, LLC. All significant, intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales and services, we recognize revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), subtopic 605-10, Revenue Recognition (“ASC 605-10”), which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

The majority of our revenue is generated by subscription sales and payment is received at the time of purchase. We recognize revenue for subscription sales over the subscription period and deferred revenue is recorded for the portion of the subscription period subsequent to each reporting date. Additionally, we offer a 10-day trial period to subscription customers, during which a full refund can be requested if a customer does not like the product. Revenues are deferred during the trial period as collectability cannot be reasonably assured until that time has passed. Revenues are presented net of refunds, sales incentives, credits, and known and estimated credit card chargebacks.

Long-Lived Assets – License Agreement

The Company accounts for its long-term license agreement in accordance with ASC subtopic 350-30 General Intangibles Other Than Goodwill and ASC subtopic 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets.  ASC subtopic 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Further, ASC subtopic 350-30 requires an intangible asset to be amortized over its useful life.

ASC subtopic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on our principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

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GAAP provides for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

Level 1:	Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

Level 2:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

–	Quoted prices for similar assets or liabilities in active markets
–	Quoted prices for identical or similar assets or liabilities in markets that are not active
–	Inputs other than quoted prices that are observable for the asset or liability
–	Inputs that are derived principally from or corroborated by observable market data by correlation or other means

Level 3:	Inputs that are unobservable and reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows).

Our financial instruments consist of cash, accounts receivable, and accounts payable. We have determined that the book value of our outstanding financial instruments as of September 30, 2017 (unaudited) and March 31, 2017, approximates the fair value due to their short-term nature.

Net Loss per Share

We follow ASC subtopic 260-10, Earnings Per Share (“ASC 260-10”) specifying the computation, presentation, and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Convertible debt, stock options, and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	September 30, 2017	September 30, 2016
Convertible notes payable	-	26,677,398
Options to purchase common stock	35,000	40,000
Warrants to purchase common stock	6,534,810	6,534,810
Totals	6,569,810	33,252,208

NOTE 3–RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 creates a new topic in the ASC Topic 606 and establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics, and expands and improves disclosures about revenue. In addition, ASU 2014-09 adds a new subtopic to the Codification, ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers, to provide guidance on costs related to obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer that are not in the scope of another ASC topic. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim periods therein. Management is in the process of assessing the impact of ASU 2014-09 on our financial statements.

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NOTE 4–GOING CONCERN AND LIQUIDITY

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have incurred significant recurring losses, which have resulted in an accumulated deficit of $11,095,620, net loss of $5,941,233, and net cash used in operations of $1,589,914 for the six months ended September 30, 2017. Additionally, as of September 30, 2017, we had cash of $1,920 and a working capital deficit of $3,468,378. These factors raise substantial doubt about our ability to continue as a going concern.

Historically we have relied on increasing revenues and new debt financing to pay for operational expenses and debt as it came due. During the six months ended September 30, 2017, we raised $368,253 in cash proceeds from related parties, $1,675,000 in cash proceeds from new lending arrangements, and $492,000 from the sale of common stock. Additionally, during the six months ended September 30, 2017, we have exchanged $2,322,606 worth of debt into shares of common stock. Going forward we plan to reduce obligations with cash flow provided by operations and pursue additional debt and equity financing, however, we cannot assure that funds will be available on terms acceptable us, or if available, will be sufficient to enable us to fully complete our development activities or sustain operations. Nevertheless, the shortage of working capital adversely affects our ability to develop or participate in activities that promote our business, because a substantial portion of cash flow goes to reduce debt rather than to advance operating activities.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 5–REVERSE ACQUISITION

Effective April 1, 2017, we entered into a Contribution Agreement with Wealth Generators, pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. Following the closing, Wealth Generators became our wholly owned subsidiary and the Wealth Generators members became our stockholders and control the majority of our outstanding common stock.

The transaction was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with the FASB (ASC 805). Wealth Generators is the acquirer solely for financial accounting purposes. The following table summarizes the purchase accounting for the fair value of the assets acquired and liabilities assumed at the date of the reverse acquisition:

Cash	$3,550
Receivables	150,000
Total assets acquired	153,550

Accounts payable and accrued liabilities	456,599
Due to former management	127,199
Debt	26,314
Total liabilities assumed [1]	610,112

Net liabilities assumed	456,562

Consideration [2]	662,047

Goodwill	$1,118,609

[1]	In conjunction with the reverse acquisition, we entered into an assignment and assumption agreement wherein we issued 24,914,348 shares of our common stock to Alpha Pro Asset Management Group, LLC (“Alpha Pro”), an entity affiliated with the prior members of management, in exchange for Alpha Pro’s assumption of $482,588 in liabilities. Accordingly, the shares issued for debt were accounted for the moment before the reverse acquisition, and the $482,588 in liabilities have been excluded from the total liabilities assumed shown here.

[2]	The fair value of the consideration effectively transferred was measured based on the fair value of 150,465,339 shares that were outstanding immediately before the transaction. Using the closing market price of $0.0044 per share on March 31, 2017, consideration was valued at $662,047.

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The table below represents the pro forma revenue and net loss for the six months ended September 30, 2017 and 2016, assuming the reverse acquisition had occurred on April 1, 2016, pursuant to ASC 805-10-50. This pro forma information does not purport to represent what the actual results of our operations would have been had the reverse acquisition occurred on this date nor does it purport to predict the results of operations for future periods:

	Six Months Ended September 30,
	2017	2016
Revenues [1]	$6,593,107	$7,962,445
Net Loss [1]	$(5,941,233)	$(1,127,830)
Loss per common share [1]	$(0.00)	$(0.01)

[1]	On June 6, 2017, we entered into an Acquisition Agreement with Market Trend Strategies, LLC, a company whose members are also former members of our management. Under the Acquisition Agreement, we spun-off our operations that existed prior to the merger with Wealth Generators and sold the intangible assets used in those pre-merger operations in exchange for Market Trend Strategies assumption of $419,139 in pre-merger liabilities.

As a result of the Acquisition Agreement with Market Trend Strategies, we wrote off goodwill of $1,118,609 and recorded a gain on the settlement of debt of $419,139 representing the assumed liabilities.

NOTE 6–RELATED-PARTY TRANSACTIONS

Our related-party payables consisted of the following:

	September 30, 2017	March 31, 2017
Short-term advances [1]	$268,754	$100,000
Revenue-based Funding Agreement entered into on 11/8/15 [2]	-	180,000
Short-term Promissory Note entered into on 9/13/16, in default [3]	150,000	150,000
Promissory Note entered into on 11/15/16 [4]	895	895
Promissory Note entered into on 3/15/17 [5]	275,000	375,000
	$694,649	$805,895

[1]	We periodically receive advances for operating funds from our current majority shareholders (former members of Wealth Generators prior to the reverse acquisition) and other related parties , including entities that are owned, controlled, or influenced by our owners or management. These advances are due on demand, generally have no interest or fees associated with them, and are unsecured. During the six months ending September 30, 2017, we received $368,254 in cash proceeds from advances and repaid related parties $199,500.

[2]	On November 16, 2015, then a majority member of Wealth Generators (pre-reverse acquisition) and currently a majority shareholder advanced funds of $150,000 under a Revenue-based Funding Agreement, which required that beginning December 30, 2015, we would pay an amount equal to 2% of our top-line revenue generated from the prior month to pay down the loan until the lender had received $450,000. During the six months ending September 30, 2017, we agreed to issue 10,000,000 shares of common stock to extinguish $90,000 in debt and to pay $15,000 per month for six months, for a total of $90,000, under a Conversion Agreement. We repaid $90,000 in cash during the six months ending September 30, 2017.

[3]	A member of the senior management team has continuously advanced funds of $150,000 at various times, beginning on September 14, 2016, under short-term promissory notes. All of the notes carry the same terms, have a fixed interest payment of $7,500, and are generally due in less than four weeks. Under this arrangement, during the six months ended September 30, 2017, we incurred $3,000 of loan fees and repaid $3,000.

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[4]	We entered into a Promissory Note for $94,788 with a company owned by immediate family members of two members of our executive management team. Funds were advanced to us on November 16 and December 16, 2016 in the amounts of $78,750 and $16,038, respectively. The Promissory Note has a 12-month term, an annual interest rate of 8%, and no prepayment penalty. During the year ending March 31, 2017, we incurred $895 in interest expense on the note and repaid the entire principal balance of $94,788.

[5]	A company that was a majority member of Wealth Generators (pre-reverse acquisition) and is currently a majority shareholder entered into a Promissory Note in the amount of $300,000, advancing funds on March 17, 2017. The note has a fixed interest amount of $75,000 and matured on September 16, 2017, but has been extended through November 16, 2017. Payments of $100,000 were made on this arrangement during the six months ending September 30, 2017.

NOTE 7–DEBT

Our debt consisted of the following:

	September 30, 2017	March 31, 2017
Revenue based funding arrangement entered into on 8/31/15 [1]	$-	$263,641
Revenue share agreement entered into on 6/28/16 [2]	400,000	525,000
Purchase and sale agreement for future receivables entered into on 9/30/16 [3]	87,288	220,652
Short-term advance received on 1/11/17 [4]	-	1,000,000
Short-term advance received on 3/16/17 [5]	-	50,000
Promissory note entered into on 3/31/17 [6]	-	34,452
Promissory note entered into on 8/15/17 [7]	300,000	-
Promissory note entered into on 8/24/17 [8]	26,250	-
Promissory note entered into on 9/15/17 [9]	251,850	-
	$1,065,388	$2,093,745

[1]	We entered into a Revenue-based Funding Agreement and received proceeds of $50,000 on December 18, 2015, $25,000 on April 17, 2015, and $25,000 September 1, 2015. The agreement required that beginning September 30, 2015, we would pay an amount equal to 2% of our top-line revenue generated from the prior month to pay down the loan until the lender had received an amount that was three times the amount advanced. During the six months ending September 30, 2017, we agreed to issue 10,000,000 shares of common stock to extinguish $263,641 in debt.

[2]	During April 2016, we entered into a Royalty Agreement, which was replaced with a Revenue Share Agreement dated June 28, 2016, which was amended in October of 2016. Cash receipts were received of $100,000, $150,000, and $250,000 on April 19, May 11, and June 29, 2016, respectively. In accordance with the terms of the final amended agreement, we are required to make payments of $25,000 per month or a 3% royalty for the previous month’s sales, whichever is greater, beginning February 15, 2017, until the lender has been repaid $600,000. During the six months ending September 30, 2017, we repaid $125,000.

[3]	We entered into a Purchase and Sale Agreement for future receivables with an entity that provides quick access to working capital. On October 6, 2016, we received proceeds from this arrangement of $250,000. In accordance with the terms of the agreement, we are required to repay $345,600 over a 16-month period by making ACH payments in the amount of $1,052 per business day. Accordingly, we recorded $95,000 as interest expense at inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. During the six months ending September 30, 2017, we paid $133,604 on the debt and recorded $240 for six monthly maintenance fees of $40 per month.

[4]	We received funds of $1,000,000 on January 11, 2017, and funds of $800,000 on April 10, 2017, as a result of a short-term advance in which the lender was anticipating converting such funds into shares of common stock upon our acquisition by a publicly traded company. On June 6, 2017, we formalized a Conversion Agreement wherein the total of these funds, or $1,800,000, was exchanged for 180,000,000 shares of our common stock.

[5]	We received funds of $50,000 on March 16, 2017, as a result of a short-term advance. Such advance has no interest rate or due date, thus was shown as due on demand. During the six months ending September 30, 2017,we entered into a Conversion Agreement and issued 5,000,000 shares of common stock in exchange for the $50,000 in debt.

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[6]	We received a short-term advance of $24,965 on March 3, 2017, and entered into a Promissory Note with the lender on March 31, 2017, to formalize the lending arrangements for this advance. Per the Promissory Note, $50,000 was to be advanced on or before April 3, 2017, therefore, we received $25,000 in proceeds during the six months ended September 30, 2017. The Promissory Note provides for a fixed interest amount of $19,000 and matures on September 30, 2017. During the six months ended September 30, 2017, we recorded $9,513 as interest expense. On September 10, 2017, we agreed to issue 5,000,000 shares of common stock in exchange for the full $68,965 in debt.

[7]	We received proceeds of $250,000 under a Promissory Note entered into on August 14, 2017, with a maturity date of December 31, 2017. The Promissory Note requires us to pay a fixed interest amount of $25,000 if we choose to pay the note in full by October 31, 2017, or to pay a fixed interest amount of $50,000 if the note is paid in full by its maturity date. During the six months ended September 30, 2017, we recorded $50,000 as interest expense because we did not repay the loan in full prior to October 31, 2017.

[8]	We received proceeds of $100,000 under a Promissory Note entered into on August 24, 2017, with a maturity date of October 6, 2017. The note states a fixed interest amount of $5,000, which was recorded in the six months ended September 30, 2017, along with payments of $78,750.

[9]	We received proceeds of $250,000 under a Promissory Note entered into on September 15, 2017, with a maturity date of October 5, 2017. The Promissory Note states that if the note is not paid in full by the maturity date, interest will accrue at the rate of 18% per annum, with interest commencing on the date of execution of the note and continuing until the note is paid in full. We have not made any payments on this note and, therefore, consider it due on demand. During the six months ended September 30, 2017, $1,850 was recorded as interest expense on the note.

In addition to the above debt transactions that were outstanding as of September 30, 2017 and March 31, 2017, during the six months ended September 30, 2017, we also received proceeds of $50,000 from short-term advances and $200,000 from short-term notes. During the six months ended September 30, 2017, we recorded interest expense of $10,000 for fixed interest amounts due on the notes, entered into a Conversion Agreement to issue 5,000,000 shares of stock to extinguish the short-term advance of $50,000, and made total cash payments of $210,000 to extinguish the interest and principal amounts due on the notes.

NOTE 8–CAPITAL STOCK

During the six months ended September 30, 2017, we issued 49,200,000 shares of common stock for $492,000. We issued 125,000 shares of common stock with a value of $7,500 for a 1-year consulting agreement and we issued 80,000,000 shares of common stock with a value of $2,256,000 for a 15-year license agreement; therefore, $47,591 was recorded as expense in the six months ended September 30, 2017, $7,295 was recorded as a prepaid asset, and $2,208,614 was recorded as an other asset. We also issued 239,575,884 shares of our common stock in settlement of debt, wherein accrued liabilities, principal, accrued interest, and derivative liabilities were extinguished in the amounts of $435,892, $2,348,606, $20,696, and $38,557, respectively, and we recognized a loss on the settlement of debt in the amount of $3,186,394 in the statement of operations for the six months ended September 30, 2017. In conjunction with the shares issued for the settlement of debt, a gain of $413,012 related to the period prior to the reverse acquisition with Wealth Generators was excluded from the statement of operations. In conjunction with the reverse acquisition, we issued 1,358,670,942 shares of common stock (see Note 5).

As of September 30 and March 31, 2017, we had 1,853,461,281 and 125,889,455 shares of common stock issued and 1,853,459,981 and 125,888,155 shares of common stock outstanding, respectively.

NOTE 9–STOCK OPTIONS AND WARRANTS

Employee Stock Options

The following table summarizes the changes in employee stock options outstanding and the related prices for the shares of our common stock issued to employees under two employee stock option plans.

The nonqualified plan adopted in 2007 authorizes 65,000 shares, of which 47,500 have been granted as of September 30, 2017. The qualified plan adopted in October of 2008 authorizes 125,000 shares and was approved by a majority of our shareholders on September 16, 2009. To date, 42,500 shares have been granted under the 2008 plan as of September 30, 2017.

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The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees of the Company:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2016	37,500	$10.20	3.33	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	(2,500)	$12.00
Options outstanding at March 31, 2017	35,000	$10.00	2.51	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	-	$-
Options outstanding at September 30, 2017	35,000	$10.00	2.01	$-
Options exercisable at September 30, 2017	35,000	$10.00	2.01	$-

Stock-based compensation expense in connection with options granted to employees for the three and six months ended September 30, 2017 and 2016 was $0.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to consultants and non-employees of the Company:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2016	2,500	$84.00	0.08	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	(2,500)	$-
Options outstanding at March 31, 2017	-	$-	-	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	-	$-
Options outstanding at September 30, 2017	-	$-	-	$-
Options exercisable at September 30, 2017	-	$-	-	$-

F-36

Warrants

The following table summarizes the warrants outstanding and the related prices for the shares of the Company’s common stock as of September 30, 2017:

	Warrants Outstanding			Warrants Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Exercisable	Price
$0.50	350,000	0.41	$0.50	350,000	$0.50
$1.50	6,127,497	1.74	$1.50	6,127,497	$1.50
$2.50	12,000	0.80	$2.50	12,000	$2.50
$6.00	45,313	0.33	$6.00	45,313	$6.00
Total	6,534,810	1.63	$1.48	6,534,810	$1.48

Transactions involving the Company’s warrant issuance are summarized as follows:

		Average
	Number of	Price
	Shares	Per Share
Warrants outstanding at March 31, 2016	6,504,810	$1.48
Granted / restated	30,000	$0.50
Canceled	-	$-
Expired	-	$-
Warrants outstanding at March 31, 2017	6,534,810	$1.48
Granted	-	$-
Canceled	-	$-
Expired	-	$-
Warrants outstanding at September 30, 2017	6,534,810	$1.48

NOTE 10–COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, we may be or have been involved in legal proceedings from time to time. As of the date these financial statements were available to be issued, there are no material legal proceedings or filings against us.

Other Agreements

In conjunction with a lending arrangement for $100,000, entered into on May 11, 2015, we agreed to issue minimum monthly payments of $4,000 after the loan was paid in full and for the entire duration of the Company. We are expensing the $4,000 monthly payments as they are disbursed, subsequent to the payback of the initial funds borrowed, and we are currently committed to these monthly payments in perpetuity. During the six months ended September 30, 2017, we made six payments under this arrangement for $24,000.

NOTE 11–SUBSEQUENT EVENTS

Subsequent to September 30, 2017, we entered into 11 Subscription Agreements with 11 separate accredited investors, pursuant to which we received $1,722,275 for 172,227,500 shares of common stock. As of the date of this filing, 105,000,000 of those shares had not yet been issued.

On November 14, 2017, members of our board of directors and founders, together owning more than 50% of the outstanding shares, entered into a majority consent to increase our authorized shares of common stock from 2,000,000,000 to 10,000,000,000. This cannot become effective until 20 days after we provide the required written notice to our shareholders.

On October 10, 2017, we entered into compensation agreements with Ryan Smith, our Chief Executive Officer; Annette Raynor, our Chief Operations Officer and Corporate Secretary; and Chad Miller, our Chief Visionary Officer. Each of the agreements provides for an annual salary of $225,000 and includes termination payments of three times the executive’s annual salary if the executive is terminated without cause and one year of salary if the executive is terminated for cause.

F-37

On October 11, 2017, we entered into a revenue agreement with our four founders, including Ryan Smith, Annette Raynor, and Chad Miller. Under the terms of that agreement, each of the founders is entitled to receive a payment of three quarters of one percent (0.75%) of our gross revenues, calculated and paid on a monthly basis, as consideration for founding the Company. The right to receive these payments is permanent and irrevocable and is not connected with any employment agreements.

On October 10, 2017, we entered into a compensation agreement with Mario Romano, our Director of Finance and Investor Relations. The agreement provides for an annual salary of $225,000 and includes termination payments of three times Mr. Romano’s annual salary if he is terminated without cause and one year of salary if he is terminated for cause.

On October 20, 2017, we entered into a Contribution and Exchange Agreement with HODO-mania, a Texas corporation. Under the terms of the agreement, we acquired the exclusive use of the RYZE.ai algorithm currently marketed by Wealth Generators as the Multiplier, the option to add certain travel services to its product lineup, and HODO-mania’s member database. Upon the successful transfer of the assets, we will issue $50,000 of our common stock to HODO-mania, calculated using the closing sales price on that date. The agreement also includes earn-out provisions that could result in the issuance of up to 200,000,000 shares of our common stock if certain milestones are met.

In accordance with ASC 855, Subsequent Events, we have evaluated subsequent events through the date of this filing and have determined that there are no additional subsequent events that require disclosure.

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PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by the Registrant in connection with the offering (excluding underwriting discounts and commissions):

Nature of Expense	Amount(1)
SEC registration fee	$834
Transfer agent’s, and registrars’ fees and expenses	2,000
Accounting fees and expenses	10,000
Legal fees and expenses	15,000
Miscellaneous	2,166
Total	$30,000

(1) All amounts except SEC registration fee are estimates.

Item 14. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statures and “Article VII—Indemnification of Officers, Directors, and Others” of the Registrant’s amended and restated articles of incorporation provide for indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act, and therefore, is unenforceable. See “Item 17. Undertakings.”

Item 15. Recent Sales of Unregistered Securities

On March 15 2015, we issued 5,000 shares as a bonus to an employee valued at $5,000.

In March 2015, we issued an aggregate of 40,835 shares of common stock for consulting services valued at $71,097.

During the year ended March 31, 2015, we sold an aggregate of 2,355,000 shares of common stock and warrants for net proceeds received of $2,105,000.

During the year ended March 31, 2015, we issued five-year warrants to purchase an aggregate of 3,053,958 shares of common stock, exercisable at $1.50 per share, and cancelled warrants to purchase 287,500 shares of common stock at $6.00 in connection with settlement or modification of debt.

During the year ended March 31, 2015, we granted warrants to purchase an aggregate of 2,105,000 s common stock at $1.50 per share, expiring five years from the date of issuance, in connection with the sale of our common stock.

In May 2015, we issued 25,000 shares of common stock for legal services valued at $26,250, which represents the value of the services received and did not differ materially from the value of the stock issued.

In July 2015, we issued an aggregate of 36,835 shares of common stock for consulting services valued at $25,785, which represents the value of the services received and did not differ materially from the value of the stock issued.

On July 10, 2015, we issued 36,864 shares of common stock in payment for marketing services including lead generation for our marketing campaigns.

II-1

In August 2015, we issued 20,000 shares of common stock for consulting services valued at $6,200, which represents the value of the services received and did not differ materially from the value of the stock issued.

On September 25, 2015, we entered into a Securities Purchase Agreement with JMJ Financial and issued a 12% convertible note in the principal amount of $150,000 and closed the first tranche of $33,000 tranche, receiving net proceeds of $30,000, after payment of fees and original interest discount totaling $3,000. The convertible note is due on September 25, 2017, bears interest at the rate of 12% per annum after three months, and is convertible into common stock, at lender’s option, at a 60% discount to the lowest trading price of the common stock during the 25-trading-day period before conversion. On March 30, 2016, we issued 100,000 shares of common stock in settlement of $3,000 principal.

On November 13, 2015, we entered into a Securities Purchase Agreement with Crown Bridge Partners LLC, and issued a 5% convertible note in the principal amount of $35,000, receiving net proceeds of $31,000, after payment of fees of $4,000. The convertible note is due November 13, 2016, bears interest at the rate of 5% per annum, and is convertible into common stock, at lender’s option, at a 52% discount to the lowest trading price of the common stock during the 20-trading-day period before conversion.

On February 24, 2016, we issued an aggregate of $160,000 in convertible promissory notes, each bearing interest at 12% per annum and due on August 31, 2016. The promissory notes are convertible, at the holder’s option, at $0.10 per share at any time, the due date, or the time of a $5 million equity event, as defined.

In March 2016, we issued 250,000 shares of common stock for consulting services valued at $34,750, which represents the value of the services received and did not differ materially from the value of the stock issued.

In March 2016, we issued 100,000 shares of common stock in settlement of $3,000 of convertible notes payable.

During the year ended March 31, 2016, we issued detachable warrants granting the holder the right to acquire an aggregate of 320,000 shares of common stock at $0.50 per share, which expire two years from the date of issuance in connection with the issuance of convertible promissory notes.

In April 2016, we issued 250,000 shares of common stock in settlement of $5,250 convertible notes payable.

In April 2016, we issued an aggregate of 5,812,500 shares of common stock as officer compensation valued at $575,438.

In April 2016, we issued an aggregate of 300,000 shares of common stock as payment of director fees valued at $10,200.

In May 2016, we issued an aggregate of 450,000 shares of common stock for services valued at $14,400.

In May 2016, we issued 100,000 shares of common stock as payment of directors fees valued at $3,200.

In June 2016, we issued an aggregate of 1,700,000 shares of common stock in settlement of $3,500 convertible notes payable.

In November 2016, we issued 2,000,000 shares for consulting services valued at $10,000.

During the year ended March 31, 2017, we issued 10,670,840 shares of common stock in exchange for $157,500 in cash.

In March 2017, we issued 6,072,200 shares of common stock with a value of $39,210 for legal and consulting services, of which $27,346 was for current-year services and $173,647 was for services incurred in previous periods.

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In March 2017, we issued 21,069,580 and 400,000 shares of stock valued at $989,580 and $13,800 for compensation and director fees, respectively, of which $157,191 was for current-year services and $846,189 was for services incurred in previous periods.

In March 2017, we issued 72,709,924 shares of common stock in settlement of debt, wherein principal, accrued interest, and derivative liabilities were extinguished in the amounts of $1,983,686, $414,160, and $156,596, respectively.

In March 2017, we wrote off $250,000 worth of common stock subscription receivable to additional paid in capital during the year ended March 31, 2017 due to the amounts being uncollectible.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, pursuant to which the Wealth Generators’ members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. Following the contribution, the Wealth Generators members control the majority of our outstanding common stock and we effectively succeeded our operations to Wealth Generators, which is considered the accounting acquirer in this reverse-merger transaction. Wealth Generators is the surviving and continuing entity and the historical financials following the reverse merger transaction are those of Wealth Generators.

On April 26, 2017, we entered issued 3,000,000 shares of common stock to an accredited investor for $30,000.

On June 6, 2017, we entered into an Assignment and Assumption Agreement with Alpha Pro Asset Management Group, LLC, whereby we assigned debt of $482,588 payable by us to Alpha in consideration of 24,575,884 shares of our common stock. Market Trend Strategies, LLC subsequently replaced Alpha Pro Asset Management Group, LLC as the party to the Assumption Agreement.

On June 6, 2017, we entered into an Acquisition Agreement Market Trend Strategies, LLC, pursuant to which we sold certain nonessential assets pertaining to various education products in consideration of Market Trend’s assumption of $419,135 in debt payable by us.

During the three months ended June 30, 2017, we entered into Conversion Agreements with several accredited investors, pursuant to which they agreed to convert all amounts of debt accrued and payable to them by Wealth Generators into shares of our common stock. The Conversion Agreements resulted in the issuance of 210,000,000 shares of our common stock for an aggregate of $2,253,641 of accrued debt.

During the three months ended June 30, 2017, we entered an agreement with a licensor of various products for a term of 15 years pursuant to which the licensor agreed to waive its rights for future payments in exchange of 80,000,000 shares of our common stock, which may be increased by up to 40,000,000 shares of common stock if the products provide a return in excess of 2% on invested capital for three consecutive months.

On September 10, 2017, we converted debt of $50,000 held by one accredited investor into 5,000,000 shares of common stock at $0.01 per share.

On September 20, 2017, we issued 125,000 shares of common stock with a value of $7,500 in conjunction with a one-year consulting agreement.

Subsequent to September 30, 2017, we entered into 11 Subscription Agreements with 11 separate accredited investors, pursuant to which we received $1,722,275 for 172,227,500 shares of common stock. As of the date of this filing, 105,000,000 of those shares had not yet been issued.

On October 20, 2017, we entered into a Contribution and Exchange Agreement with HODO-mania, a Texas corporation. Under the terms of the agreement, we will issue $50,000 of our common stock to HODO-mania, calculated using the closing sales price on that date. The agreement also includes earn-out provisions that could result in the issuance of up to 200,000,000 shares of our common stock if certain milestones are met.

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On November 13, 2017, we entered into three material definitive agreements shown below:

•	Product Contribution Agreement with Priam Technologies, Inc., a Seychelles international business company, under which we granted to Priam 25,000,000 shares of our common stock, with earn-out provisions for an additional 150,000,000 shares.

•	Exclusive License Agreement with Binnacle Research Marketing, Inc., under which we granted to Binnacle 20,000,000 shares of our common stock, with earn-out provisions for another 20,000,000 shares.

•	Product Contribution Agreement with WestMyn Technology Services, Inc., a Delaware corporation, under which we issued 40,000,000 shares, with WestMyn to receive up to another 85,000,000 shares under certain earn-out provisions.

Although Priam, Binnacle, and WestMyn are affiliates of each other, they are not our affiliates, and these agreements were the result of arm’s-length negotiations with each of the entities.

Between November 2 and December 21, 2017, we raised $334,275 from six accredited investors who purchased an aggregate of 33,427,500 shares of common stock at $0.01 per share in a private placement.

On December 8, 2017, we received $325,000 from the sale of 10,000,000 shares of common stock to D-Beta One EQ, Ltd., a Cayman Island exempt limited company, in connection with the Securities Purchase Agreement (SPA).

On December 14, 2017, we converted principal of $50,000 from a March 31, 2017 promissory note into 5,000,000 shares of common stock.

On December 21, 2017, we entered into two Subscription Agreements with two separate accredited investors pursuant to which we received $82,000 for 8,200,000 shares of common stock.

On December 27, 2017, we issued 8,333,333 shares, valued at $500,000, to a consultant for services from October 1, 2017, to September 30, 2019, per the terms of the Goodwill Ambassador Agreement dated October 1, 2017, with Henry Marsh, an executive consultant to our company.

The securities represented by each of the transactions described above were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Each of the investors is either an “accredited investor” as defined in Rule 501(a) of Regulation D or a sophisticated investor able to bear the risks of the investment. Each investor confirmed the foregoing and acknowledged that the securities must be acquired and held for investment. All certificates evidencing the shares of common stock on conversion of the notes, issuances under the restricted stock grants, or upon the exercise of the warrants will bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number*	Title of Document	Location

Item 2	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.01	Contribution Agreement between Investview, Inc., Wealth Generators, LLC, and the members of Wealth Generators, LLC dated March 31, 2017	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2017

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Exhibit Number*	Title of Document	Location

Item 3	Articles of Incorporation and Bylaws
3.01	Articles of Incorporation	Incorporated by reference to the Form 10SB12G filed August 12, 1999

3.02	Articles of Amendments to the Articles of Incorporation	Incorporated by reference to the Form 10SB12G filed August 12, 1999

3.03	Bylaws	Incorporated by reference to the Form 10SB12G filed August 12, 1999

3.04	Amendment to Articles of Incorporation or by-laws	Incorporated by reference to the Current Report on Form 8-K filed February 15, 2007

3.05	Certificate of Change filed pursuant to NRS 78.209	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2012

3.06	Articles of Merger filed pursuant to NRS 92.A.200	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2012

3.07	Certificate of Amendment to Articles of Incorporation	Incorporated by reference to the Definitive Information Statement filed December 20, 2017

Item 4	Instruments Defining the Rights of Security Holders, including indentures
4.01	Common Stock Specimen	This filing.

Item 5	Opinion re Legality
5.01	Opinion of Michael Best & Friedrich LLP	This filing.

Item 10	Material Contracts

10.01	Form of Common Stock Purchase Warrant dated July 7, 2011	Incorporated by reference to the Current Report on Form 8-K filed July 13, 2011

10.02	Form of Common Stock Purchase Warrant – August 2012	Incorporated by reference to the Current Report on Form 8-K filed August 20, 2012

10.03	2012 Incentive Stock Plan**	Incorporated by reference to the Registration Statement on Form S-8 filed July 25, 2012

10.04	Form of Common Stock Purchase Warrant issued to Allied Global Ventures LLC	Incorporated by reference to the Current Report on Form 8-K filed October 8, 2013

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Exhibit Number*	Title of Document	Location

10.05	Form of Common Stock Purchase Warrant	Incorporated by reference to the Current Report on Form 8-K filed June 11, 2014

10.06	Form of Common Stock Purchase Warrant – September 30, 2014	Incorporated by reference to the Current Report on Form 8-K filed October 7, 2014

10.22	Form of Conversion Agreement dated June 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed June 12, 2017

10.23	Agreement entered into with CTB Rise International Inc. dated June 7, 2017	Incorporated by reference to the Current Report on Form 8-K filed June 12, 2017

10.24	Founder Employment Agreement between InvestView, Inc. and Ryan Smith, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.25	Founder Employment Agreement between InvestView, Inc. and Annette Raynor, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.26	Founder Employment Agreement between InvestView, Inc. and Chad Miller, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.27	Founder Employment Agreement between InvestView, Inc. and Mario Romano, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.28	Founder Revenue Agreement among InvestView, Inc. and Chad Miller, Annette Raynor, Mario Romano, and Ryan Smith**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.29	Contribution and Exchange Agreement between InvestView, Inc. and HODO-mania, Inc., entered October 20, 2017	Incorporated by reference to the Current Report on Form 8-K filed October 27, 2017

10.30	Product Contribution Agreement between InvestView, Inc. and Priam Technologies, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017

10.31	Exclusive License Agreement between InvestView, Inc. and Binnacle Research Marketing, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017

10.32	Product Contribution Agreement between InvestView, Inc. and WestMyn Technology Services, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017

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Exhibit Number*	Title of Document	Location

10.33	Securities Purchase Agreement between InvestView, Inc. and D-Beta One EQ, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017

10.34	Registration Rights Agreement between InvestView, Inc. and D-Beta One EQ, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017

10.35	Standby Equity Distribution Agreement between InvestView, Inc. and YAII PN, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017

Item 21	Subsidiaries of the Registrant
21.01	Schedule of Subsidiaries	This filing.

Item 23	Consents of Experts and Counsel
23.01	Consent of Liggett & Webb P.A.	This filing.

23.02	Consent of Haynie & Company	This filing.

23.03	Consent of Michael Best & Friedrich LLP	Included in exhibit 5.01.

Item 24	Power of Attorney
24.01	Power of Attorney	See signature page to this filing.

Item 99	Miscellaneous
99.01	Audited Financial Statements of Wealth Generators, LLC for the years ended March 31, 2017 and 2016	This filing.

Item 101	Interactive Data Files***
101.INS	XBRL Instance Document	To be filed by amendment.

101.SCH	XBRL Taxonomy Extension Schema	To be filed by amendment.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase	To be filed by amendment.

101.DEF	XBRL Taxonomy Extension Definition Linkbase	To be filed by amendment.

101.LAB	XBRL Taxonomy Extension Label Linkbase	To be filed by amendment.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase	To be filed by amendment.

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.
**	Identifies each management contract or compensatory plan or arrangement required to be filed as an exhibit, as required by Item 15(a)(3) of Form 10-K.
***	Users of this data are advised that, pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or Annual Report for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Exchange Act of 1934 and otherwise are not subject to liability.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 12th day of January, 2018.

INVESTVIEW, INC.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

By:	/s/ William C. Kosoff
William C. Kosoff
Acting Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ryan Smith as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1 (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Ryan Smith
Ryan Smith	Chief Executive Officer and Director	01/12/18

/s/ Annette Raynor
Annette Raynor	Chief Operating Officer and Director	01/12/18

/s/ Chad Miller
Chad Miller	Director	01/12/18

/s/ William C. Kosoff
William C. Kosoff	Acting Chief Financial Officer and Principal Accounting Officer

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